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File Pursuant to Rule 424(b)(5)
Registration Statement No. 333-222773

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the notes and we are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 13, 2020

Preliminary Prospectus Supplement
(To prospectus dated January 29, 2018)

$

Flex Ltd.

(Incorporated in the Republic of Singapore)

(Company Registration Number 199002645H)

$            3.750% Notes due 2026

$            4.875% Notes due 2030

           We are offering $            aggregate principal amount of 3.750% Notes due 2026 (the "additional 2026 notes") and $            aggregate principal amount of 4.875% Notes due 2030 (the "additional 2030 notes" and, together with the additional 2026 notes, the "additional notes"). The additional 2026 notes offered hereby constitute a further issuance of the 3.750% Notes due 2026, of which an aggregate principal amount of $425,000,000 was issued on May 12, 2020 (the "existing 2026 notes" and, together with the additional 2026 notes, the "2026 notes"), and the additional 2030 notes offered hereby constitute a further issuance of the 4.875% Notes due 2030, of which an aggregate principal amount of $325,000,000 was issued on May 12, 2020 (the "existing 2030 notes" and, together with the additional 2030 notes, the "2030 notes"). We refer to the existing 2026 notes and the existing 2030 notes together as the "existing notes" and we refer to the additional notes offered hereby together with the existing notes as the "notes." The additional 2026 notes offered hereby will form a single series and be fully fungible with, and have the same terms as, the existing 2026 notes (other than the initial interest accrual date, first interest payment date, initial offering price and the issue date), and the additional 2030 notes offered hereby will form a single series and be fully fungible with, and have the same terms as, the existing 2030 notes (other than the initial offering price and the issue date). Upon settlement, the additional 2026 notes offered hereby will have the same CUSIP number and will trade interchangeably with the existing 2026 notes, and the additional 2030 notes offered hereby will have the same CUSIP number and will trade interchangeably with the existing 2030 notes. Immediately after giving effect to the issuance of the additional notes offered hereby, we will have $            aggregate principal amount of 3.750% Notes due 2026 outstanding and $            aggregate principal amount of 4.875% Notes due 2030 outstanding.

           Interest on the additional 2026 notes offered hereby will accrue from August 1, 2020 and interest on the additional 2030 notes offered hereby will accrue from May 12, 2020. We will pay interest on the additional 2026 notes on each February 1 and August 1, beginning on February 1, 2021, and we will pay interest on the 2030 notes on each May 12 and November 12, beginning on November 12, 2020. The additional notes offered hereby will be our senior unsecured obligations and will rank equally with all of our other existing and future senior and unsecured debt obligations.

           We may redeem some or all of the notes of either series at any time as described and at the redemption prices set forth in this prospectus supplement. We may redeem all of the notes of either series in the event of certain changes affecting taxation as described herein.

           We have not applied, and do not intend to apply, for the listing of either series of notes on any exchange or automated dealer quotation system. Although the additional 2026 notes offered hereby will become part of the same series as the existing 2026 notes and the additional 2030 notes offered hereby will become part of the same series as the existing 2030 notes, we cannot assure you that an active trading market for either the 2026 notes or the 2030 notes will exist or be maintained.

           Investing in the notes involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to Us(1)

Per Additional 2026 Note	%	%	%

Total	$	$	$

Per Additional 2030 Note	%	%	%

Total	$	$	$

Total	$	$	$

(1)
Plus, in the case of the additional 2026 notes, accrued interest from, and including, August 1, 2020 to, but excluding, the settlement date, totaling approximately $            . Plus, in the case of the additional 2030 notes, accrued interest from, and including, May 12, 2020 to, but excluding, the settlement date, totaling approximately $            . Such accrued interest on the additional notes assumes the settlement date is                        , 2020. Such accrued interest must be paid by the purchasers of the additional notes offered hereby.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

           Delivery of the additional notes of both series offered hereby in book-entry form will be made through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about                        , 2020.

Joint Book-Running Managers

BofA Securities	MUFG	SMBC Nikko	US Bancorp

BNP PARIBAS	Citigroup	HSBC	J.P. Morgan

Mizuho Securities	Scotiabank	UniCredit Capital Markets

Co-Managers

Academy Securities	Bradesco BBI	Deutsche Bank Securities	ICBC Standard Bank

Loop Capital Markets	Standard Chartered Bank	Wells Fargo Securities

                        , 2020

Prospectus Supplement

Prospectus

        We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus we authorize that supplements this prospectus supplement and the other documents to which we refer you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and certain other matters relating to our company. The second part is the accompanying prospectus, which gives more general information about the securities that we may offer from time to time, some of which may not apply to this offering of the notes. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the additional notes offered hereby, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        Any statement in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Incorporation of Certain Documents by Reference" in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any of the notes offered hereby may not be circulated or distributed, nor may any of the notes offered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where any of the notes offered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes offered hereby pursuant to an offer made under Section 275 of the SFA except:

  (1)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

S-ii

  (2)
  where no consideration is or will be given for the transfer;

  (3)
  where the transfer is by operation of law;

  (4)
  as specified in Section 276(7) of the SFA; or

  (5)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

        Notification under Section 309B(1) of the SFA—The notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

        The terms "Flex," "the Company," "we," "us," "our" and similar terms as used in this prospectus supplement mean Flex Ltd. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

        Flex Ltd. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Flex Ltd. Information about us, including Flex Ltd.'s SEC filings, is also available on our website address at www.flex.com. The information contained on or linked to or from our website, except for SEC filings referred to below, is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement and the accompanying prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any amendments thereto and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered "filed" under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act) prior to the termination of this offering:

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC on May 28, 2020, including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 26, 2020 that are specifically incorporated by reference into such Annual Report on Form 10-K (the "2020 10-K");

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2020 filed with the SEC on August 5, 2020 (the "Fiscal 2021 Q1 10-Q"); and

S-iii

  •
  our Current Reports on Form 8-K filed with the SEC on April 2, 2020, April 7, 2020 (with respect to Item 5.02 only, and as amended by the Current Report on Form 8-K/A filed with the SEC on April 20, 2020), May 7, 2020 (with respect to Item 8.01 only), May 12, 2020, June 3, 2020, June 9, 2020, August 7, 2020 (with respect to Item 5.02 only) and August 11, 2020.

        Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

        You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC through the SEC's website at the address described under "Where You Can Find More Information." Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents, unless an exhibit has been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

        You may request a copy of those documents, at no cost, by writing or telephoning us at:

Flex Ltd.
6201 America Center Drive
San Jose, California 95002 U.S.A.
Telephone: (408) 577-4632

INDUSTRY AND MARKET DATA

        We obtained the market and competitive position data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources and the underwriters do not make any representation as to its accuracy.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        Except for historical information, certain matters contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "will," "may," "designed to," "believe," "should," "anticipate," "plan," "expect," "intend," "estimate" and similar expressions identify forward-looking statements, which speak only as of the date they were made. Because these forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include the risks identified under the section captioned "Risk Factors" in this prospectus supplement and those described in Part I, Item 1A, "Risk Factors" and Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2020 10-K, as updated by quarterly and other reports and documents we

S-iv

file with the SEC after the date of this prospectus supplement and that are incorporated by reference in this prospectus supplement. In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for our forward-looking statements. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

        Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other filings with the SEC. See "Where You Can Find More Information."

S-v

SUMMARY

        This summary does not contain all of the information that you should consider before investing in the additional notes offered hereby. Prior to making an investment decision, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under "Where You Can Find More Information" and "Incorporation Of Certain Documents By Reference."

Overview

        Flex is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across approximately 30 countries and responsible, sustainable operations, we deliver technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets. In the first quarter of fiscal year 2021, Flex made certain changes in its organizational structure as part of its strategy to further drive growth and productivity with two focused delivery models. As a result, beginning in the first quarter of fiscal year 2021, Flex reports its financial performance based on two operating and reportable segments:

  •
  Flex Agility Solutions, which is comprised of the following end markets:

  •
  Consumer Devices, including mobile and high velocity consumer devices;

  •
  Lifestyle, including appliances, consumer packaging, floorcare, micro mobility and audio; and

  •
  Communications, Enterprise and Cloud, including data infrastructure, edge infrastructure and communication infrastructure.

  •
  Flex Reliability Solutions, which is comprised of the following end markets:

  •
  Automotive, including autonomous, connectivity, electrification, and smart technologies;

  •
  Health Solutions, including medical devices, medical equipment and drug delivery; and

  •
  Industrial, including capital equipment, industrial devices, renewable and grid edge, and power systems.

        Flex Ltd. was incorporated in the Republic of Singapore in May 1990. Our principal corporate office is located at 2 Changi South Lane, Singapore 486123. Our U.S. corporate headquarters is located at 6201 America Center Drive, San Jose, California 95002 U.S.A. Our telephone number is (65) 6876 9899. Our website address is www.flex.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

 The Offering

        The following summary is not intended to be complete. For a more detailed description of the notes, see "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Flex Ltd., a company incorporated under the laws of Singapore (Company Registration Number 199002645H).
Notes Offered	$ aggregate principal amount of 3.750% Notes due 2026 (the "additional 2026 notes").
$ aggregate principal amount of 4.875% Notes due 2030 (the "additional 2030 notes" and, together with the additional 2026 notes, the "additional notes").

The additional notes offered hereby represent reopenings of our outstanding 3.750% Notes due 2026 and 4.875% Notes due 2030. We issued $425,000,000 in aggregate principal amount of 3.750% Notes due 2026 on May 12, 2020 (the "existing 2026 notes" and, together with the additional 2026 notes, the "2026 notes") and we issued $325,000,000 in aggregate principal amount of 4.875% Notes due 2030 on May 12, 2020 (the "existing 2030 notes" and, together with the additional 2030 notes, the "2030 notes"). We refer to the existing 2026 notes and the existing 2030 notes together as the "existing notes" and we refer to the additional notes offered hereby together with the existing notes as the "notes."

The additional 2026 notes offered hereby will form a single series and be fully fungible with the existing 2026 notes. Accordingly, the additional 2026 notes offered hereby will have terms that are identical to the terms of the existing 2026 notes (other than the initial interest accrual date, first interest payment date, initial offering price and the issue date) and will have the same CUSIP number as the existing 2026 notes. Upon the issuance of the additional 2026 notes offered hereby, the outstanding principal amount of the 3.750% Notes due 2026 will be $ .

The additional 2030 notes offered hereby will form a single series and be fully fungible with the existing 2030 notes. Accordingly, the additional 2030 notes offered hereby will have terms that are identical to the terms of the existing 2030 notes (other than the initial offering price and the issue date) and will have the same CUSIP number as the existing 2030 notes. Upon the issuance of the additional 2030 notes offered hereby, the outstanding principal amount of the 4.875% Notes due 2030 will be $ .
Maturity Date	The 2026 notes will mature on February 1, 2026, unless earlier redeemed or repurchased.
The 2030 notes will mature on May 12, 2030, unless earlier redeemed or repurchased.

Interest	The 2026 notes will bear interest at a rate of 3.750% per annum, payable in cash on February 1 and August 1 of each year, beginning on February 1, 2021 for the additional 2026 notes.
The 2030 notes will bear interest at a rate of 4.875% per annum, payable in cash on May 12 and November 12 of each year, beginning on November 12, 2020.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior and unsecured indebtedness, but effectively junior or subordinated to all secured indebtedness to the extent of the value of the collateral securing such indebtedness. The notes will also be effectively junior or subordinated to all liabilities of our subsidiaries, including any guarantees or preferred stock of our subsidiaries. As of June 26, 2020, after giving pro forma effect to this offering (but not the application of the net proceeds from this offering), we would have had $ billion of total indebtedness, including the notes, substantially all of which was unsecured.
As of June 26, 2020, the total liabilities of our subsidiaries, excluding intercompany debt but including trade payables, were approximately $8.1 billion
Certain Covenants	The terms of the notes restrict our ability and the ability of certain of our subsidiaries to:
• create liens;
• enter into sale-leaseback transactions; and
• consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.
However, these limitations will be subject to a number of important qualifications and exceptions. See "Description of Notes" in this prospectus supplement.
Optional Redemption
At any time prior to January 1, 2026 (the date that is one month prior to the stated maturity date of the 2026 notes), we may redeem some or all of the 2026 notes at a price equal to 100% of the principal amount thereof plus a "make-whole" premium. At any time on or after January 1, 2026, we may redeem some or all of the 2026 notes at a price equal to 100% of the principal amount thereof.

At any time prior to February 12, 2030 (the date that is three months prior to the stated maturity date of the 2030 notes), we may redeem some or all of the 2030 notes at a price equal to 100% of the principal amount thereof plus a "make-whole" premium. At any time on or after February 12, 2030, we may redeem some or all of the 2030 notes at a price equal to 100% of the principal amount thereof.

The redemption price for each series of notes will include accrued and unpaid interest on the notes to be redeemed to, but not including, the redemption date. See "Description of Notes—Optional Redemption" in this prospectus supplement.

We may redeem all of the notes of either series in the event of certain changes in law affecting taxation as described under the heading "Description of Notes—Optional Redemption in Circumstances Involving Taxation" in this prospectus supplement.
Change of Control
Upon the occurrence of a change of control repurchase event (as defined under "Description of Notes—Repurchase of Notes Upon a Change of Control Repurchase Event" in this prospectus supplement), with respect to either or both series of notes, we will be required to make an offer to repurchase the applicable notes. The repurchase price with respect to the notes will equal 101% of the principal amount of such notes on the date of repurchase plus accrued interest. We may not have sufficient funds available at the time of any change of control repurchase event to make any required debt repayment (including repurchases of the notes). See "Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control repurchase event" in this prospectus supplement.
Form and Denomination
The additional notes of each series offered hereby will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company, or DTC. Except in the limited circumstances described under "Description of Notes—Certificated Notes," notes in certificated form will not be issued or exchanged for interests in global securities.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $ after deducting the underwriting discounts and estimated offering expenses payable by us, but not including accrued interest on the additional notes offered hereby paid by the purchasers. We intend to use the net proceeds from this offering for general corporate purposes, including to prepay all or a portion of the outstanding indebtedness under our term loan due June 30, 2022 and/or to reduce the level of accounts receivable sales under our asset-backed securitization programs. As of June 26, 2020, there was outstanding $433.4 million of principal amount on our term loan due 2022, and the term loan bears interest at a floating rate (approximately 1.55% as of June 26, 2020). Affiliates of certain of the underwriters are lenders under our term loan due 2022. Accordingly, the affiliates of such underwriters would receive a portion of the proceeds from this offering pursuant to any repayment of our term loan due 2022. See "Underwriting." We may invest funds not required immediately for these purposes in short-term, interest-bearing and other investment-grade securities. See "Use of Proceeds."

Additional Amounts	Subject to certain exceptions and limitations set forth herein, the indenture governing the notes will provide that any amounts paid in respect of a series of notes, or caused to be paid, by us or our assignee, or any of our successors, under the indenture will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges ("taxes") whatsoever imposed, assessed, levied or collected by or on behalf of Singapore, including any political subdivision or taxing authority thereof, or the jurisdiction of incorporation or residence of any of our assignees or any of our successors, or any subsidiary, branch, division or other entity through which we may from time to time direct any payments of principal, premium, if any, and interest on the notes or any political subdivision or taxing authority thereof (an "other jurisdiction"). If deduction or withholding of any taxes shall at any time be required by Singapore or any other jurisdiction, we, our assignee or any relevant successor will, subject to timely compliance by the holders or beneficial owners of the relevant notes with any relevant administrative requirements, pay or cause to be paid such additional amounts ("additional amounts") in respect of principal of, premium, if any, or interest, as may be necessary in order that the net amounts paid to the holders of the applicable series of notes outstanding on the date of the required payment or the trustee under the indenture, as the case may be, pursuant to the indenture, after the deduction or withholding, shall equal the respective amounts that the holder would have received if the taxes had not been withheld or deducted. See "Description of Notes—Payment of Additional Amounts" in this prospectus supplement.
Risk Factors
You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading "Risk Factors" beginning on page S-9 of this prospectus supplement, before investing in the additional notes offered hereby.
Qualified Reopening
It is expected that this offering of the additional notes offered hereby will meet the requirements for a "qualified reopening" of each series of existing notes under applicable U.S. Treasury regulations. Accordingly, we expect that, and this discussion assumes that for U.S. federal income tax purposes, the additional 2026 notes offered hereby and the additional 2030 notes offered hereby will have the same issue price and issue date as the existing 2026 notes and the existing 2030 notes, respectively, and that the additional notes of each series will not be considered to be issued with "original issue discount" for U.S. federal income tax purposes. See "Material Tax Consequences—Certain U.S. Federal Income Tax Considerations—Qualified Reopening" on page S-41 of this prospectus supplement before investing in the additional notes offered hereby.

Further Issuances	We may from time to time, without notice to, or the consent of, the holders of the applicable series of notes, further increase the principal amount of either series of notes by issuing additional notes having the same terms and conditions as, and ranking equally and ratably with, the notes of the applicable series in all respects (except for the issue date, the issue price and, if applicable, the initial interest accrual date of such additional notes and the first interest payment date following the issue date of such additional notes). Except as described under "Description of Notes—Modifications and Waivers," the notes of each series and any additional notes of such series will, in each case, be consolidated and form a single series, and will have the same terms as to ranking, redemption, repurchase, waivers, amendments or otherwise, and all holders of such series of notes will vote together as one class on all matters with respect to such series of notes. If any additional notes are not fungible with the notes of the applicable series for U.S. federal income tax purposes, they will have one or more separate CUSIP numbers.
Trading
The additional notes of each series offered hereby will be a further issuance of, and will form a single series with, the applicable series of existing notes. Neither series of existing notes is listed and we do not intend to list either series of notes on any national securities exchange or apply for listing of either series of notes on any securities exchange or automated dealer quotation system. Although the additional notes of each series offered hereby will become part of the same series as the applicable series of existing notes, we cannot assure you that an active trading market for either series of notes will exist or be maintained. The underwriters have advised us that they currently intend to make a market in each series of additional notes offered hereby, and we have been advised by certain of the underwriters that they currently make a market in both series of existing notes, with which the additional notes of the applicable series offered hereby will form a single series; however, the underwriters are not obligated to do so, and any market-making with respect to either series of notes may be discontinued in their sole discretion at any time without notice. See "Risk Factors" and "Underwriting" in this prospectus supplement for more information about current and possible future market making by the underwriters.
Trustee	U.S. Bank National Association.
Governing Law	The laws of the State of New York will govern the indenture and the notes.

Summary Historical Consolidated Financial Data

        The following tables present our summary historical consolidated financial and other data for the periods and as of the dates indicated. Our summary historical consolidated financial data as of March 31, 2019 and 2020 and for the years ended March 31, 2018, 2019 and 2020 are derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement. Our summary historical consolidated financial data as of June 26, 2020 and for the three months ended June 26, 2020 and June 28, 2019 are derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. You should read these tables in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and the accompanying financial statements and related notes contained in each of our 2020 10-K and our Fiscal 2021 Q1 10-Q, which are incorporated by reference into this prospectus supplement. Our historical results are not necessarily indicative of our future performance. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year or any future period.

	Fiscal Year Ended March 31,			Three Months Ended
	2018	2019	2020	June 28, 2019	June 26, 2020
	(In thousands)
Consolidated Statement of Operations Data:
Net sales	$25,441,131	$26,210,511	$24,209,870	$6,175,939	$5,153,333
Cost of sales	23,778,404	24,593,731	22,681,490	5,775,775	4,840,114
Restructuring charges(1)	66,845	99,005	190,424	47,405	9,666

Gross profit	1,595,882	1,517,775	1,337,956	352,759	303,553
Selling, general and administrative expenses	1,019,399	953,077	834,105	209,624	190,721
Intangible amortization	78,640	74,396	64,106	17,082	15,176
Restructuring charges(1)	23,846	14,308	25,983	8,787	16
Interest and other, net	122,823	183,454	163,727	51,694	28,910
Other charges (income), net(2)	(169,719)	110,414	91,550	1,463	1,347

Income (loss) before income taxes	520,893	182,126	158,485	64,109	67,383
Provision for income taxes	92,359	88,727	70,906	19,237	15,563

Net income (loss)	$428,534	$93,399	$87,579	$44,872	$51,820

	As of March 31,
			As of June 26, 2020
	2019	2020
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,696,625	$1,922,686	$1,935,081
Working capital(3)	1,505,919	1,875,185	2,767,126
Total assets	13,499,367	13,689,617	14,133,068
Total long-term debt, excluding current portion	2,421,904	2,689,109	3,423,162
Total shareholders' equity	2,972,360	2,831,153	2,939,605

(1)
During the three-month period ended June 26, 2020, we recognized an immaterial amount of restructuring charges.

  During the first half of fiscal year 2020 in connection with the recent geopolitical developments and uncertainties, primarily impacting one customer in China, we experienced a reduction in demand for products assembled for that customer. As a result, we accelerated our strategic decision to reduce our exposure to certain high-volatility products in both China and India. We also initiated targeted activities to restructure our business to further reduce and streamline our cost structure. During fiscal year 2020, we recognized $216 million of restructuring charges. We incurred cash charges of approximately $159 million, that were predominantly for employee severance, in addition to non-cash charges of $57 million, primarily related to asset impairments.

  During fiscal year 2019, we took targeted actions to optimize our portfolio, most notably within the former CTG segment. We recognized restructuring charges of approximately $113 million during the fiscal year ended March 31, 2019, of which $73 million were non-cash charges primarily for asset impairments. A significant component of our charges were associated with the wind down of our NIKE operations in Mexico in the third quarter of fiscal year 2019. In addition, we executed targeted head-count reductions at existing operating and design sites and corporate functions and exited certain immaterial businesses. Of these total charges, approximately $99 million was recognized as a component of cost of sales during the fiscal year ended March 31, 2019.

  During fiscal year 2018, we initiated targeted restructuring activities, focused on optimizing our cost structure in lower growth areas and, more importantly, streamlining certain corporate and segment functions in order to make Flex a faster, more responsive and agile company, better positioned to react to marketplace opportunities. We recognized $79 million of pre-tax cash charges, predominantly related to employee severance costs, and $12 million of pre-tax non-cash charges for asset impairment and other exit charges. We classified $67 million of these charges as a component of cost of sales and $24 million as a component of selling, general and administrative expenses during fiscal year 2018.

(2)
During the three-month period ended June 26, 2020, we recognized an immaterial amount of other charges (income), net.

During fiscal year 2020, and in connection with the Company's ongoing assessment of its investment portfolio strategy, we concluded that the carrying amounts of certain non-core investments were other than temporarily impaired and recognized a $98 million total impairment charge.

During the last half of fiscal year 2019, we reassessed our strategy with respect to our entire investment portfolio. As a result, we recognized an aggregate net charge related to investment impairments and dispositions of approximately $193 million for the year ended March 31, 2019. The aggregate charge was primarily driven by write-downs of our investment positions in a non-core cost method investment and Elementum that were recognized in the third and fourth quarters of fiscal 2019, respectively. We also incurred other investment impairments that were individually immaterial as a result of our strategy shift and due to market valuation changes. Offsetting these charges was an $87 million non-cash gain from the deconsolidation of Bright Machines.

During fiscal year 2018, we recognized $152 million of gain from the deconsolidation of Elementum, and $39 million of gain from the sale of a non-strategic cost basis investment. We also recorded $22 million related to the impairment of certain non-core investments during fiscal year 2018. No other components of other charges and income, net incurred during fiscal year 2018 were material.

(3)
Working capital is defined as current assets, less current liabilities.

RISK FACTORS

        Investing in the notes involves risk. In deciding whether to invest in the notes, you should carefully consider the risks described below and the risks described in Part I, "Item 1A. Risk Factors" in our 2020 10-K, which risks are incorporated by reference in this prospectus supplement and the accompanying prospectus, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, results of operations and financial condition may be materially adversely affected and the value of the notes could decline due to any of the risks described below or described in Part I, "Item 1A. Risk Factors" in our 2020 10-K. In addition, we may face risks that are not described below or in Part I, "Item 1A. Risk Factors" in our 2020 10-K, or incorporated by reference in this prospectus supplement and the accompanying prospectus because we are either not presently aware of them or we currently believe that they are not material. Such risks may be harmful to our business and the value or liquidity of the notes and result in the loss of all or part of your investment in the notes.

Risks Related to the Notes

The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, including any guarantees or preferred stock of our subsidiaries.

        The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to any indebtedness and other liabilities of our subsidiaries. As of June 26, 2020, the total liabilities of our subsidiaries, excluding intercompany debt but including trade payables, were approximately $8.1 billion. Our subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations. Our right to receive any assets of any of our subsidiaries, as an equity holder of that subsidiary, upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any mortgage or other liens on the assets of that subsidiary and would be subordinated to any preferred stock or indebtedness of that subsidiary senior to that held by us.

        In addition, our term loan due June 2022, our term loan due April 2024, our revolving credit facility, our 5.000% Notes due February 2023 and our 4.750% Notes due June 2025, which are not currently guaranteed by our subsidiaries, contain contingent future guarantee provisions whereby certain of our subsidiaries may become guarantors of our obligations thereunder. The notes will not have the benefit of any such contingent future guarantee provisions. As a result, if any such guarantee is executed by one or more of our subsidiaries, holders of the notes would not receive the benefit of that guarantee and would therefore be structurally subordinated to any indebtedness that receives the benefit of that guarantee to the extent of the assets of the subsidiaries providing that guarantee.

The notes will be unsecured and will be effectively subordinated to all of our secured obligations to the extent of the value of the collateral securing such obligations.

        As of June 26, 2020, we had no secured indebtedness, other than capital leases. Although we currently do not have any material amount of secured indebtedness outstanding, we may incur additional secured indebtedness in the future. Holders of any of our future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness, subject to certain rights accorded under the indenture for the notes to become secured pari passu with other secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that is deemed to be of the same class as the notes. In that event, because the notes will not be secured by any of our assets (except under the limited rights to be secured pari passu referred to above), it is possible that our remaining assets may not be sufficient to satisfy your claims in full after our secured claims are repaid.

We conduct substantially all of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations. Your right to receive payments on the notes could be adversely affected if any of our subsidiaries becomes unable to distribute cash to us.

        Because substantially all of our operations are conducted through our subsidiaries, our cash flow and ability to service debt, including the notes, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings to, or under loans or other payments of funds by our subsidiaries to, us. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of our subsidiaries to make payments or other distributions to us. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions.

        As of June 26, 2020, over half of our cash and cash equivalents were held by foreign subsidiaries outside of Singapore. Local government regulations may restrict our ability to move cash balances to meet cash needs under certain circumstances. Although substantially all of the amounts held outside of Singapore could be repatriated, under current laws, a significant amount could be subject to income tax withholdings. Repatriation could result in an additional income tax payment; however, for the majority of our foreign entities, our intent is to permanently reinvest these funds outside of Singapore (approximately $1.4 billion as of March 31, 2020) and our current plans do not demonstrate a need to repatriate them to fund our operations in jurisdictions outside of where they are held. Where local restrictions prevent an efficient intercompany transfer of funds, our intent is that cash balances would remain outside of Singapore and we would meet our liquidity needs through ongoing cash flows, external borrowings, or both.

Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations, including making payments on the notes.

        As of June 26, 2020, after giving pro forma effect to this offering (but not the application of the net proceeds from this offering), we would have had $             billion of total indebtedness, including the notes, substantially all of which was unsecured. Our ability to make payments on and to refinance our existing and future indebtedness, including the notes, will depend on our current and future ability to generate cash from our operations. Our ability to generate cash from our operations is subject to economic and financial conditions in our industry, the global economy and legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

        A substantial decrease in our operating cash flow or a substantial increase in our expenses could make it difficult for us to meet debt service requirements and could require us to modify our operations, including by selling assets, reducing our capital expenditures, refinancing all or a portion of our existing debt or obtaining additional financing. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

We may incur substantial additional indebtedness in the future.

        The provisions contained in the agreements relating to our indebtedness, including our term loan due June 2022, our term loan due April 2024, our revolving credit facility, the indenture governing our 5.000% Notes due February 2023, the indenture governing our 4.750% Notes due June 2025, the indenture governing our existing 2026 notes and our existing 2030 notes and the indenture governing our 4.875% Notes due June 2029 do not completely prohibit us from incurring additional indebtedness, and the amount of indebtedness that we could incur could be substantial. Our loan agreements contain customary restrictions, subject to a number of exceptions and limitations, on our and our subsidiaries' ability to incur certain debt, enter into sale-leaseback transactions, and incur liens. The loan agreements also require that we maintain a maximum ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization), and a minimum interest coverage ratio, which may be suspended in certain circumstances. The indentures governing our outstanding senior notes contain covenants, which are subject to a number of significant limitations and exceptions, that restrict our and our subsidiaries' ability to create liens, enter into sale-leaseback transactions, or, in the case of certain of our outstanding senior notes, to create, incur, issue, assume or guarantee any funded debt. The indenture governing the additional notes offered hereby will not prohibit us or our subsidiaries from incurring indebtedness, and permits us to incur secured indebtedness subject to the restrictions set forth therein. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, especially if our other indebtedness containing these covenants matures or is repaid prior to its maturity. If we incur additional unsecured senior indebtedness, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. This may have the effect of reducing the amount of proceeds paid to holders of the notes. If we incur additional indebtedness, the related risks that we now face could intensify. As of June 26, 2020, we had no borrowings outstanding under our revolving credit facility and had borrowing availability of $1.75 billion under that facility.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our other indebtedness could result in us being unable to make payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our other indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our other indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. Any such default or acceleration could also give the holders of any of our other indebtedness the right to accelerate such indebtedness, which would exacerbate the risks described above.

The negative covenants in the indenture that governs the notes may have a limited effect.

        The indenture governing the additional notes offered hereby will contain limited covenants, including those restricting our ability and certain of our subsidiaries' ability to create certain liens and enter into certain sale and leaseback transactions. The limitation on liens and limitation on sale and leaseback transactions covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets and additional subsidiary debt and enter into sale and leaseback transactions. See "Description of Notes—Certain Covenants." In light of these exceptions, holders of the notes may be structurally or contractually subordinated to new lenders.

There may be no trading market for the notes.

        The additional notes of each series offered hereby will be a further issuance of, and will form a single series with, the applicable series of existing notes. Neither series of existing notes is listed and we do not intend to list either series of notes on any national securities exchange or apply for listing of either series of notes on any securities exchange or automated dealer quotation system. Although the additional notes of each series offered hereby will become part of the same series as the applicable series of existing notes, we cannot assure you that an active trading market for either series of notes will exist or be maintained. The underwriters have advised us that they currently intend to make a market in each series of additional notes offered hereby, and we have been advised by certain of the underwriters that they currently make a market in both series of existing notes, with which the additional notes of the applicable series offered hereby will form a single series; however, the underwriters are not obligated to do so, and any market-making with respect to either series of notes may be discontinued in their sole discretion at any time without notice. Further, there can be no assurance regarding the trading market for either series of notes or the ability of holders of either series of notes to sell their notes at all or the price at which such holders may be able to sell their notes. The additional notes of each series may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition, the time to maturity and the outstanding principal amount of such series of notes, the then-current ratings assigned to such series of notes and the market for similar securities.

We may not be able to repurchase the notes upon a change of control repurchase event.

        As described under "Description of Notes—Repurchase of Notes Upon a Change of Control Repurchase Event" in this prospectus supplement, upon the occurrence of a change of control repurchase event with respect to a series of notes, we will be required to offer to repurchase all outstanding notes of such series at a price equal to 101% of the principal amount of such notes, together with accrued and unpaid interest to the date of repurchase. In addition, upon the occurrence of a change of control repurchase event with respect to one or both series of notes, we also would be required to offer to repurchase our outstanding 5.000% Notes due February 2023, our outstanding 4.750% Notes due June 2025 and our outstanding 4.875% Notes due 2029. We may not have sufficient funds at the time of the change of control repurchase event to make the required repurchase of these notes or have the ability to arrange necessary financing on acceptable terms, or at all, especially if the credit markets deteriorate due to prolonged market volatility or other macroeconomic factors such as the current COVID-19 pandemic.

        A change of control giving rise to a change of control repurchase event will also be an event of default under the agreements relating to our term loan due June 2022, our term loan due April 2024, and our revolving credit facility and may be an event of default under our future debt instruments. This event will permit the lenders under these debt agreements to accelerate the indebtedness outstanding thereunder. If we are required to repurchase the notes pursuant to a change of control repurchase event and repay certain amounts outstanding under these debt agreements if such indebtedness is accelerated, we are likely to require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all, especially if the credit markets deteriorate due to prolonged market volatility or other macroeconomic factors such as the current COVID-19 pandemic.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our debt securities could cause the liquidity or market value of the notes to decline significantly and increase our cost of borrowing.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. In general, rating agencies base their ratings on many quantitative and qualitative factors, including, but not limited to, capital adequacy, liquidity, asset quality, business mix and quality of earnings, and, as a result, we may not be able to maintain our current credit ratings.

        Credit rating agencies continually review their ratings for the companies that they follow, including us. Borrowing under our credit facilities, as well as the future incurrence of additional secured or additional unsecured indebtedness, may cause the rating agencies to reassess the ratings assigned to our debt securities. Any such action may lead to a downgrade of any rating assigned to either series of notes or in the assignment of a rating for either series of notes that is lower than might otherwise be the case. Real or anticipated changes in our credit ratings could cause the liquidity or market value of the notes to decline significantly and could increase our corporate borrowing costs.

        There can be no assurance that the ratings assigned to either series of notes will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any changes in ratings. Each agency's rating should be evaluated independently of any other agency's rating.

Optional redemption may adversely affect your return on the notes.

        We have the right to redeem some or all of the notes of either series prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption in a comparable security at an effective interest rate as high as that of the notes.

An increase in market interest rates could result in a decrease in the market value of the notes.

        In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest such as the notes generally decline in market value. Consequently, if you purchase notes in this offering and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be $            after deducting the underwriting discounts and estimated offering expenses payable by us, but not including accrued interest on the additional notes offered hereby paid by the purchasers. We intend to use the net proceeds from this offering for general corporate purposes, including to prepay all or a portion of the outstanding indebtedness under our term loan due June 30, 2022 and/or to reduce the level of accounts receivable sales under our asset-backed securitization programs. As of June 26, 2020, there was outstanding $433.4 million of principal amount on our term loan due 2022, and the term loan bears interest at a floating rate (approximately 1.55% as of June 26, 2020). Affiliates of certain of the underwriters are lenders under our term loan due 2022. Accordingly, the affiliates of such underwriters would receive a portion of the proceeds from this offering pursuant to any repayment of our term loan due 2022. See "Underwriting." We may invest funds not required immediately for these purposes in short-term, interest-bearing and other investment-grade securities.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents, short-term debt, long-term debt and consolidated capitalization as of June 26, 2020:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the sale of the additional notes offered hereby (but not the use of the estimated net proceeds therefrom).

        You should read this table in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and the accompanying financial statements and related notes contained in our Fiscal 2021 Q1 10-Q, which is incorporated by reference into this prospectus supplement.

	As of June 26, 2020
	Actual	As Adjusted
	(unaudited)
	(in thousands)
Cash and cash equivalents	$1,935,081	$

Short-term debt and current portion of long-term debt
Term loan due in installments through June 2022	56,531
Other	105,756

Total short-term debt and current portion of long-term debt	$162,287	$

Long-term debt, net of current portion
Revolving credit facility(1)	$—	$
Term loan due in installments through June 2022	376,875
Term loan due April 2024 three month Yen LIBOR plus 0.5%	313,596
5.000% notes due February 2023	500,000
4.750% notes due June 2025	597,380
3.750% notes due February 2026(2)	423,411
4.875% notes due June 2029	661,610
4.875% notes due May 2030(2)	323,595
Other	226,695

Total long-term debt, net of current portion	$3,423,162	$

Total debt	$3,585,449	$

Shareholders' equity
Ordinary shares	$6,349,267	$
Treasury stock	(388,215)
Accumulated deficit	(2,850,590)
Accumulated other comprehensive loss	(170,857)

Total shareholders' equity	$2,939,605	$

Total capitalization	$6,525,054	$

(1)
As of June 26, 2020, we had no borrowings outstanding under our revolving credit facility and had borrowing availability of $1.75 billion under that facility.

(2)
Consists of the carrying amount of the existing notes as of June 26, 2020 of $423.4 million in the case of the existing 2026 notes and of $323.6 million in the case of the existing 2030 notes, and, for As Adjusted, plus the aggregate principal amount of the additional 2026 notes and additional 2030 notes offered hereby, plus approximately $             million

  of unamortized bond issuance premium for the additional 2026 notes and approximately $             million of unamortized bond issuance premium for the additional 2030 notes. Estimated aggregate issuance costs for both series of additional notes offered hereby amounting to $             million have been assumed to be paid in cash and capitalized, and will be amortized over the applicable term of each series of additional notes. All other long-term and short-term debt is shown at the respective carrying amounts as reflected on our condensed consolidated balance sheet as of June 26, 2020.

DESCRIPTION OF NOTES

        The issuance of the 3.750% Notes due 2026 and the 4.875% Notes due 2030 offered by this prospectus supplement and the accompanying prospectus will constitute further issuances of two existing series of debt securities that will be issued under an indenture, dated as of June 6, 2019 (the "base indenture"), as supplemented by a third supplemental indenture, dated as of May 12, 2020 (the "third supplemental indenture"), as further supplemented by a fourth supplemental indenture, to be dated as of the initial issuance date of the additional notes offered hereby (the base indenture, as supplemented by the third supplemental indenture, as so supplemented by the fourth supplemental indenture, the "indenture") between Flex and U.S. Bank National Association, as trustee (the "trustee"). There is currently $425,000,000 aggregate principal amount of existing 2026 notes outstanding and there is currently $325,000,000 aggregate principal amount of existing 2030 notes outstanding. The additional 2026 notes offered hereby constitute a further issuance of, and will be consolidated with, the existing 2026 notes, and will form a single series with the existing 2026 notes, and the additional 2030 notes offered hereby constitute a further issuance of, and will be consolidated with, the existing 2030 notes, and will form a single series with the existing 2030 notes. Accordingly, the additional 2026 notes offered hereby will have terms that are identical to the terms of the existing 2026 notes (other than the initial interest accrual date, first interest payment date, initial offering price and issue date) and will have the same CUSIP number as, and will be fungible with, the existing 2026 notes, and the additional 2030 notes offered hereby will have terms that are identical to the terms of the existing 2030 notes (other than the initial offering price and issue date) and will have the same CUSIP number as, and will be fungible with, the existing 2030 notes. Upon the issuance of the additional notes offered hereby, the outstanding principal amount of the 3.750% Notes due 2026 will be $            , and the outstanding principal amount of the 4.875% Notes due 2030 will be $            .

        The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from Flex upon request. References to "Flex," "we," "us" and "our" in this section of this prospectus supplement are only to Flex Ltd. and not to any of its subsidiaries.

General

        The additional 2026 notes offered hereby constitute a further issuance of, and will be consolidated with, the existing 2026 notes, and will form a single series and be fully fungible with the existing 2026 notes, and the additional 2030 notes offered hereby constitute a further issuance of, and will be consolidated with, the existing 2030 notes, and will form a single series and be fully fungible with the existing 2030 notes. Accordingly, the additional 2026 notes offered hereby will have terms that are identical to the terms of the existing 2026 notes (other than the initial interest accrual date, first interest payment date, initial offering price and issue date) and will have the same CUSIP number as, and will be fungible with, the existing 2026 notes, and the additional 2030 notes offered hereby will have terms that are identical to the terms of the existing 2030 notes (other than the initial offering price and issue date) and will have the same CUSIP number as, and will be fungible with, the existing 2030 notes. Upon the issuance of the additional notes offered hereby, the outstanding principal amount of the 3.750% Notes due 2026 will be $            , and the outstanding principal amount of the 4.875% Notes due 2030 will be $            .

        The notes will have the following basic terms:

  •
  the notes will be senior unsecured obligations of Flex and will rank equally with all other existing and future senior and unsecured debt obligations of Flex, including its Credit Facilities (as defined below);

  •
  the 2026 notes will accrue interest at the rate set forth on the cover of this prospectus supplement;

  •
  the 2030 notes will accrue interest at the rate set forth on the cover of this prospectus supplement;

  •
  interest will accrue on the additional 2026 notes from, and including August 1, 2020, payable semiannually in arrears, on February 1 and August 1 of each year, beginning on February 1, 2021;

  •
  interest will accrue on the 2030 notes from, and including, May 12, 2020, payable semiannually in arrears, on May 12 and November 12 of each year, beginning on November 12, 2020;

  •
  the public offering price of the additional 2026 notes offered hereby that is set forth on the cover page of this prospectus supplement will include accrued interest from, and including, August 1, 2020 to, but excluding, the date of settlement;

  •
  the public offering price of the additional 2030 notes offered hereby that is set forth on the cover page of this prospectus supplement will include accrued interest from, and including, May 12, 2020 to, but excluding, the date of settlement;

  •
  the 2026 notes will mature on February 1, 2026, unless redeemed or repurchased prior to that date;

  •
  the 2030 notes will mature on May 12, 2030, unless redeemed or repurchased prior to that date;

  •
  Flex may redeem the notes of either series, in whole or in part, at any time at its option as described and at the redemption prices set forth under "—Optional Redemption," as well as in the event of changes in taxes as described under "—Optional Redemption in Circumstances Involving Taxation";

  •
  Flex may be required to repurchase the notes of either series, in whole or in part, at your option in connection with the occurrence of a "change of control repurchase event" as described under "—Repurchase of Notes Upon a Change of Control Repurchase Event";

  •
  the notes of each series will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  the notes of each series will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company ("DTC"), but in certain circumstances may be represented by notes in definitive form (see "—Form, Denomination and Registration of Notes" below); and

  •
  the notes of each series will be exchangeable and transferable, at the office or agency of Flex maintained for such purposes (which initially will be the corporate trust office of the trustee).

        Interest on each 2026 note will be paid to the person in whose name that note is registered at the close of business on January 15 or July 15, as the case may be, immediately preceding the relevant interest payment date. Interest on each 2030 note will be paid to the person in whose name that note is registered at the close of business on April 27 or October 28, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and, unless Flex defaults on such payment, no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term

"business day" means, with respect to the notes, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or in a place of payment.

        The notes will not be subject to any sinking fund.

        The notes will be subject to defeasance as described under "—Discharge, Defeasance and Covenant Defeasance" below.

        Flex may, subject to compliance with applicable law, at any time purchase notes of either series in the open market or otherwise.

Ranking

        The notes of each series will rank equally with all of our other existing and future senior and unsecured indebtedness (as defined below). As of June 26, 2020, after giving pro forma effect to this offering (but not the application of the net proceeds therefrom), Flex would have had $             billion of total indebtedness, including the notes, substantially all of which was unsecured.

        A substantial portion of our operations are conducted through our subsidiaries. Our existing and future subsidiaries will not be required to guarantee the notes. Claims of creditors of our subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by our subsidiaries, and claims of preferred stockholders (if any) of our subsidiaries generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of creditors of Flex, including holders of the notes. As of June 26, 2020, the total liabilities of our subsidiaries, excluding intercompany debt but including trade payables, were approximately $8.1 billion.

        The indenture does not limit the amount of indebtedness that we or our subsidiaries may incur.

Payment of Additional Amounts

        The indenture will provide that any amounts paid, or caused to be paid, by us or our assignee, or any of our successors, under the indenture will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges ("taxes") whatsoever imposed, assessed, levied or collected by or on behalf of Singapore, including any political subdivision or taxing authority thereof, or the jurisdiction of incorporation or residence of any of our assignees or any of our successors, or any subsidiary, branch, division or other entity through which we may from time to time direct any payments of principal, premium, if any, and interest on the notes or any political subdivision or taxing authority thereof (an "other jurisdiction"). If deduction or withholding of any taxes shall at any time be required by Singapore or any other jurisdiction, we, our assignee or any relevant successor will, subject to timely compliance by the holders or beneficial owners of the relevant notes with any relevant administrative requirements, pay or cause to be paid such additional amounts ("additional amounts") in respect of principal of, premium, if any, or interest, as may be necessary in order that the net amounts paid to the holders of the notes outstanding on the date of the required payment or the trustee under the indenture, as the case may be, pursuant to the indenture, after the deduction or withholding, shall equal the respective amounts that the holder would have received if the taxes had not been withheld or deducted.

        However, no additional amounts shall be paid to any holder or beneficial owner for or on account of any of the following:

          (1)   any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the relevant note has or had some connection with Singapore or any other jurisdiction, including that the holder or beneficial owner is or has been a domiciliary, national or resident of, engages or has been engaged in a trade or business, is or has been organized under, maintains or has maintained an office, a branch subject to taxation, or a permanent establishment, or is or has been physically present in Singapore or any other jurisdiction, or otherwise has or has had some connection with Singapore or any other jurisdiction, other than solely the holding or ownership of a note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a note;

          (2)   any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant note was presented more than thirty days after the date such payment became due or was provided for, whichever is later;

          (3)   any present or future taxes which are payable otherwise than by deduction or withholding on or in respect of the relevant note;

          (4)   any present or future taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Singapore or any other jurisdiction of the holder or beneficial owner of the relevant note, if such compliance is required by a statute or regulation or administrative practice of Singapore, the other jurisdiction or any other relevant jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such taxes;

          (5)   any present or future taxes (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant note had been the holder of such note, or (B) which, if the beneficial owner of such note had held the note as the holder of such note, would have been excluded pursuant to any one or combination of clauses (1) through (4) above;

          (6)   any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or

          (7)   any combination of the above.

        All references herein to payments of principal of, premium, if any, and interest on the notes shall be deemed to include any additional amounts that may become payable in respect of the notes.

Optional Redemption

        Flex may redeem the notes of either series at its option at any time, either in whole or in part. Flex will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to each holder of the notes of the relevant series to be redeemed as of the close of business on the record date immediately preceding that interest payment date.

        If Flex elects to redeem a series of notes, either in whole or in part, prior to the applicable par call date (as defined below), it will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

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  100% of the aggregate principal amount of the 2026 notes or the 2030 notes to be redeemed, as applicable; or

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  the sum of the present values of the remaining scheduled payments on the 2026 notes or the 2030 notes to be redeemed, as defined below.

        If Flex elects to redeem the 2026 notes or the 2030 notes, either in whole or in part, on or after the applicable par call date, it will pay a redemption price equal to 100% of the aggregate principal amount of such notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.

        In determining the present values of the remaining scheduled payments with respect to the 2026 notes or the 2030 notes, Flex will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus 0.50% (50 basis points).

        The following terms are relevant to the determination of the redemption price for each series of notes:

        "applicable par call date" means (i) with respect to the 2026 notes, January 1, 2026 (the date that is one month prior to the stated maturity date of the 2026 notes) and (ii) with respect to the 2030 notes, February 12, 2030 (the date that is three months prior to the stated maturity date of the 2030 notes).

        "comparable treasury issue" means, with respect to the notes of a series to be redeemed prior to the applicable par call date, the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term of the applicable notes to be redeemed (assuming such notes matured on the applicable par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to the applicable par call date.

        "comparable treasury price" means, with respect to any redemption date prior to the applicable par call date, (1) the arithmetic average of the reference treasury dealer quotations for such redemption date with respect to the applicable series of notes after excluding the highest and lowest reference treasury dealer quotations, or (2) if Flex obtains fewer than four reference treasury dealer quotations, the arithmetic average of all such reference treasury dealer quotations for such redemption date.

        "independent investment banker" means an independent investment banking institution of national standing that is a primary U.S. Government securities dealer in New York City appointed by Flex.

        "reference treasury dealer" means each of any four primary U.S. Government securities dealers in New York City selected by Flex.

        "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by the independent investment banker, of the bid and asked prices for the applicable comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing by such reference treasury dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        "remaining scheduled payments" means, with respect to any note to be redeemed prior to the applicable par call date, the remaining scheduled payments of the principal of and premium, if any, thereof and interest thereon that would be due after the related redemption date but for such redemption if such note matured on the applicable par call date; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

        "treasury rate" means, with respect to any redemption date prior to the applicable par call date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable comparable treasury issue. In determining this rate, Flex will assume a price for the applicable comparable treasury issue (expressed as a percentage of its principal amount) equal to the applicable comparable treasury price for such redemption date.

        Notice of any redemption will be sent at least 30 days but not more than 60 days before the redemption date to each holder of the notes of the applicable series to be redeemed. If less than all of the notes of the applicable series are to be redeemed, the trustee will select the notes or portions thereof in authorized denominations to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to DTC procedures). The trustee shall promptly notify Flex of the notes or portions thereof selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed; provided, however, that the principal amount of the notes so selected by the trustee for such partial redemption shall not exceed the principal amount of the notes which Flex has elected to redeem.

        Unless Flex defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Optional Redemption in Circumstances Involving Taxation

        We may, at our option, redeem the notes of either series in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption (the "tax redemption price") if a change in tax law occurs.

        A "change in tax law" is any change in or any amendment to the laws, including any applicable double taxation treaty or convention (or regulation or ruling promulgated thereunder), of Singapore, or any other jurisdiction, as defined under "—Payment of Additional Amounts," or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the application or interpretation or official position regarding the application of such laws, double taxation treaty or convention:

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  that becomes effective on or after the issue date or, in the case of another jurisdiction, a later date on which any of our assignees or the assignee of one of our successor corporations becomes such, as permitted under the indenture; and

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  as a result of which, we, our assignee or any relevant successor would be required to make payments of additional amounts on such series of notes on the next succeeding date for the payment thereof following the determination by us, our assignee or any relevant successor that the effect of the change in tax law cannot be avoided through any reasonable measures available to us.

Repurchase of Notes Upon a Change of Control Repurchase Event

        If a change of control repurchase event (as defined below) occurs with respect to either series of notes, unless Flex has exercised its right to redeem such series as described above, Flex will be required to make an offer to each holder of the notes of such series to repurchase all or any part (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, provided that no note in an unauthorized denomination may remain outstanding after such repurchase) of such holder's notes of the applicable series at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Flex, prior to any change of control (as defined below), but after the public announcement of the change of control, Flex will send a notice to each holder of such series, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes of such series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to repurchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice.

        Flex will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes of either series as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the note at the time an offer to repurchase any notes is required pursuant to such provisions, Flex will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.

        On the repurchase date following a change of control repurchase event, Flex will, to the extent lawful:

          (1)   accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

          (2)   deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all the notes or portions of the notes properly tendered (no interest or dividends will be paid on any such deposit); and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer's certificate stating the aggregate principal amount of notes being repurchased by Flex.

        The paying agent will disburse to each holder of notes properly tendered the repurchase price for such notes, and Flex shall execute, and the trustee will authenticate and deliver (or cause to be transferred by book-entry) to each holder, a new note of the applicable series equal in principal amount to any unpurchased portion of any such notes surrendered.

        Flex will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Flex and such third-party repurchases all notes properly tendered and not withdrawn under its offer.

        The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Flex and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Flex and the underwriters.

        Flex has no present intention to engage in a transaction involving a change of control, although it is possible that Flex could decide to do so in the future. Subject to the limitations discussed below, Flex could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Flex or credit ratings of the notes. Restrictions on the ability of Flex and certain of its subsidiaries to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described under "—Certain Covenants—Limitation on Liens," "—Certain Covenants—Limitation on Sale and Leaseback Transactions," and "—Certain Covenants—Merger, Consolidation or Sale of Assets." Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Flex or a highly leveraged or similar transaction involving Flex.

        Flex may not have sufficient funds to repurchase all the notes it is required to offer to repurchase upon a change of control repurchase event. In addition, even if it has sufficient funds, Flex may be prohibited from repurchasing such notes under the terms of other agreements relating to Flex's indebtedness at the time (although Flex currently does not have any agreements precluding any such repurchase of the notes).

Further Issuances

        Flex may from time to time, without notice to, or the consent of, the holders of either series of notes, further increase the principal amount of notes of the applicable series by issuing additional notes having the same terms and conditions as, and ranking equally and ratably with, notes of the applicable series in all respects (except for the issue date, the issue price and, if applicable, the initial interest accrual date of such additional notes and the first interest payment date following the issue date of such additional notes). Except as described under "—Modifications and Waivers," the existing notes and the additional notes of each series offered hereby and any further additional notes of such series will, in each case, be consolidated and form a single series with the applicable series of notes, and will have the same terms as to ranking, redemption, repurchase, waivers, amendments or otherwise, and all holders of notes of such series will vote together as one class on all matters with respect to such series of notes. If any further additional notes are not fungible with the existing notes and the additional notes of the applicable series offered hereby for U.S. federal income tax purposes, they will have one or more separate CUSIP numbers.

Certain Covenants

        Except as set forth below, neither Flex nor any of its subsidiaries will be restricted by the indenture from:

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  incurring any indebtedness or other obligation;

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  paying dividends or making distributions on the capital stock (as defined below) of Flex or of such subsidiaries; or

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  purchasing or redeeming capital stock of Flex or such subsidiaries.

        In addition, Flex will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change of control or other events involving Flex or any of its subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under "—Repurchase of Notes Upon a Change of Control Repurchase Event." Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving Flex that may adversely affect holders of the notes, except to the limited extent provided below and under "—Repurchase of Notes Upon a Change of Control Repurchase Event."

        The indenture contains the following principal covenants:

Limitation on Liens

        Flex will not, and will not permit any restricted subsidiary (as defined below) to create, incur or assume any lien (as defined below) on any property (including shares of capital stock or indebtedness) or assets, whether now owned or hereafter acquired, to secure indebtedness (including guarantees, as defined below) of Flex, any restricted subsidiary, or any other person, including, without limitation, indebtedness under the Credit Facilities, without in any such case effectively providing concurrently with the creation, incurrence or assumption of such lien with respect to such indebtedness that the notes (together with, if Flex so determines, any other indebtedness of Flex or such restricted subsidiary then existing or thereafter created which is not subordinate to the notes) will be secured by any such lien equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness is so secured. In the case of the Credit Facilities, such obligation shall arise concurrently with the grant of any lien thereunder, whether or not any indebtedness will be outstanding under the Credit Facilities at such time. Any lien created for the benefit of the holders of the notes pursuant to this paragraph shall provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to secure the notes.

        Except in the case of any lien granted under the Credit Facilities, the foregoing restriction will not, however, apply to the following:

            (i)  liens on property or assets of Flex or any restricted subsidiary existing on the issue date;

           (ii)  liens on property or assets of any person, as defined below, existing prior to the time such person becomes a restricted subsidiary or is, through one or a series of transactions, merged with or into or consolidated with Flex or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety, through one or a series of transactions, to Flex or a restricted subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such liens shall not extend to any other property or assets of Flex or any other restricted subsidiary;

          (iii)  liens on property or assets of Flex or any restricted subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Flex or any restricted subsidiary;

          (iv)  liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Flex or any restricted subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets and/or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price and/or such cost (provided, in the case of liens securing the payment of all or any part of the purchase price of any property or assets of Flex or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such liens are limited to the property or assets then being acquired and fixed improvements thereon and the capital stock of any person formed to acquire such property or assets, and, provided further, that in the case of liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of Flex or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such cost, such liens are limited to the assets or property then being developed, operated, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof and the capital stock of any person formed to own such property or assets);

           (v)  liens which secure indebtedness owing by (a) Flex to a restricted subsidiary or (b) any subsidiary to Flex or to a restricted subsidiary;

          (vi)  liens on the property of Flex or a restricted subsidiary in favor of the U.S. or any state thereof, or any department, agency, instrumentality or political subdivision of the U.S. or any state thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property, including liens to secure indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or guaranteed by the U.S., any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

         (vii)  statutory or common law landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's, or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 60 days (taking into account applicable grace periods) or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP (as defined below) shall have been made;

        (viii)  liens for taxes, assessments or governmental charges that are not yet delinquent for a period of more than 60 days (taking into account applicable grace periods) or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by U.S. GAAP;

          (ix)  zoning restrictions, easements, rights of way or defects or irregularities in title and other similar charges or encumbrances on property not materially adversely affecting the use of such property by Flex or any restricted subsidiary and liens of a landlord, lessor or lessee under operating leases to which Flex or a restricted subsidiary is a party;

           (x)  customary deposit or reserve arrangements entered into in connection with acquisitions;

          (xi)  liens incurred in the ordinary course of business securing indebtedness under any interest rate agreement (as defined below), currency agreement (as defined below) or other similar agreement designed to protect Flex or any of its restricted subsidiaries from fluctuations in interest rates, currencies or the price of commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value;

         (xii)  liens incurred (a) in connection with workers' compensation, unemployment insurance, pensions, social security or similar laws and other types of statutory obligations or the requirements of any official body, including for the obtaining of franchises or licenses useful in the operation of business, or (b) to secure the performance of surety obligations (as defined below) incurred in the ordinary course of business consistent with industry practice or customs, penalty or appeal bonds, or (c) to secure performance of bids, tenders, leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such person by governmental entities or suppliers, or other similar items which under U.S. GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) above, in the case of each of (a), (b), (c), (d) and (e) not incurred or made in connection with the borrowing of money;

        (xiii)  liens on receivables, leases, receivables assets (as defined below) or other financial assets incurred in connection with a permitted receivables transaction (as defined below);

        (xiv)  judgment liens against Flex or any restricted subsidiary not giving rise to an event of default and liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings;

         (xv)  liens securing indebtedness in an aggregate principal amount outstanding from time to time of no more than $250,000,000 arising in connection with (a) so-called "synthetic leases" or "tax retention operating leases," or (b) leases which are properly classified in accordance with U.S. GAAP as capitalized leases on the books of Flex or a restricted subsidiary;

        (xvi)  liens (x) arising in connection with the administration and operation of deposit accounts of Flex or any Flex subsidiaries operated and maintained outside of the U.S. in connection with cross-border or intracountry, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such liens shall not extend beyond the amounts on deposit therein, (y) arising out of cash management, netting or set-off arrangements made by banks or financial institutions and Flex or any Flex subsidiaries in the ordinary course of business, or over any asset held with a clearing house and (z) arising by operation of law or by agreement in favor of collecting or payor banks and other banks providing cash management services, in each case, having a right of set-off, revocation, refund or chargeback against money or instruments of Flex or any subsidiary of Flex (as defined below) on deposit with or in possession of such bank to secure the payment of bank fees and other amounts owing in the ordinary course of business;

       (xvii)  liens pursuant to supply or consignment contracts or otherwise for the receipt of goods and services, encumbering only the goods, inventory or equipment covered thereby, incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

      (xviii)  liens securing contingent obligations in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar extensions of credit incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

        (xix)  any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions, refinancings or replacements), in whole or in part, of any of the liens referred to in paragraphs (i) through (xviii) above or the indebtedness secured thereby;

         (xx)  the interest of a licensor under any license of intellectual property in the ordinary course of business;

        (xxi)  liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar purchase agreements in respect of the disposition of such assets by Flex or any Flex subsidiary;

       (xxii)  call arrangements, rights of first refusal and similar rights and customary reciprocal easements and other rights of use relating to (w) investments in joint ventures, partnership and the like, (x) investments consisting of equity issued by suppliers and other venture capital or similar direct investments, (y) ownership of undivided interests in assets subject to a joint ownership or similar agreement or (z) assets acquired in original equipment manufacturing divestiture transactions or similar acquisitions and arising in favor of the original seller or transferor of such assets (or their respective affiliates) pursuant to or in connection with master services, manufacturing services or supply arrangements entered into in connection therewith; and

      (xxiii)  liens in favor of the noteholders pursuant to the indenture.

        Except in the case of any lien granted under the Credit Facilities (as to which no exceptions to the restrictions on liens and the obligation to equally and ratably secure the notes apply), the restriction on liens on property or assets of Flex or any restricted subsidiary contained above will also not apply to the creation, incurrence or assumption by Flex or any restricted subsidiary of a lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all indebtedness secured by liens on property or assets of Flex and of any restricted subsidiary then outstanding (not including any such indebtedness secured by liens permitted to be incurred pursuant to paragraphs (i) through (xxiii) above) plus attributable debt (as defined below) of Flex and its restricted subsidiaries in respect of sale and leaseback transactions, as defined in "—Limitation on Sale and Leaseback Transactions" below, that would otherwise be subject to the restrictions described below under "—Limitation on Sale and Leaseback Transactions" (not including any such sale and leaseback transaction permitted under paragraph (i) in "—Limitation on Sale and Leaseback Transactions" below in reliance on an exception set forth in paragraphs (i) through (xxiii) of this "Limitations on Liens"

covenant) does not at the time such indebtedness is incurred exceed an amount equal to 15% of consolidated net tangible assets (as defined below).

        For the purposes of determining compliance with this covenant, in the event that a lien meets the criteria of more than one of the types of liens described above, Flex, in its sole discretion, will classify, and may reclassify, such lien and only be required to include the amount and type of such lien in one of the paragraphs (i) through (xxiii) above or the immediately preceding paragraph, and a lien may be divided and classified and reclassified into more than one of the types of liens described above.

        For the purposes of the "Limitation on Liens" covenant described above, the creation of a lien to secure a guaranty or to secure indebtedness which existed prior to the creation of such lien, will be deemed to involve indebtedness in an amount equal to the lesser of (x) the fair market value (as determined in good faith by Flex) of the asset subject to such lien and (y) the principal amount guaranteed or secured by such lien, but the amount of indebtedness secured by liens will be computed without cumulating the underlying indebtedness with any guarantee thereof or lien securing the same.

Limitation on Sale and Leaseback Transactions

        Flex will not, and will not permit any restricted subsidiary to, enter into any arrangement after the issue date with any bank, insurance company or other lender or investor (other than Flex or another restricted subsidiary) providing for the leasing by Flex or any such restricted subsidiary for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions) of any property or assets which (x) at the time of such lease have been or are to be owned by Flex or a restricted subsidiary for more than 180 days and (y) have been or are to be sold or transferred by Flex or such restricted subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a "sale and leaseback transaction"), unless either:

            (i)  Flex and its restricted subsidiaries would be entitled, pursuant to the provisions described in the "Limitation on Liens" covenant described above, to incur indebtedness secured by a lien on such property or assets in a principal amount equal to or exceeding the attributable debt in respect of such sale and leaseback transaction without equally and ratably securing the notes; or

           (ii)  Flex, within 180 days after the sale or transfer, applies or causes a restricted subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Flex) to the retirement of notes or other funded debt, as defined below, of Flex (other than funded debt subordinated to the notes) or funded debt of a restricted subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of the notes delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such funded debt of Flex or a restricted subsidiary, other than the notes, voluntarily retired by Flex or a restricted subsidiary within 180 days after such sale or transfer, excluding in the case of both (a) and (b), retirement pursuant to any mandatory prepayment or by payment at maturity.

Merger, Consolidation or Sale of Assets

        The indenture provides that Flex may not (i) consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or (ii) permit any other person to consolidate, merge, combine or amalgamate with or into Flex, unless:

          (a)   (1) in the case of a consolidation, merger, combination or amalgamation, Flex is the entity surviving such event, or (2) in the case that Flex consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the notes, and the performance of Flex's obligations under the indenture, including, if any notes are then secured pursuant to the indenture, any collateral documents relating thereto, and the notes issued thereunder;

          (b)   immediately after giving effect to such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

          (c)   certain other conditions are met.

Restrictions Upon Reincorporating, Merging or Consolidating into a Subject Country

        The indenture provides that we may not consolidate or merge with or into, whether or not we are the surviving corporation, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions (a "subject transaction") to another corporation, person or entity unless it satisfies specified conditions. If the surviving or resulting transferee, lessee or successor person (the "successor corporation") in a subject transaction is incorporated in any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia (any such jurisdiction, a "subject country"), then we must satisfy the conditions specified in the clauses below as promptly as practicable, but no later than 60 days following the date of the subject transaction:

  •
  we shall have delivered to the trustee an opinion of counsel (as specified in the indenture) as to the continued validity, binding effect and enforceability of the indenture and the notes and to the further effect that the counsel is not aware of any pending change in, or amendment to, the laws, or any regulations promulgated thereunder, of any subject country in which the proposed successor corporation is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any subject country is a party, which, in any such case, would permit the successor corporation to redeem the notes as described above under "—Optional Redemption in Circumstances Involving Taxation," it being understood that the counsel may, in rendering the opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and we may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

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  we shall have delivered to the trustee a certificate signed by two executive officers of the successor corporation as to the continued validity, binding effect and enforceability of the indenture and the notes; and

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  the successor corporation shall, promptly but no later than 60 days following the date of the subject transaction, consent to the jurisdiction of the Courts of the State of New York.

        In the event of any subject transaction in which the successor corporation is organized and existing under the laws of a subject country, we will indemnify and hold harmless the holder of each note from and against any and all present and future taxes, levies, imposts, charges and withholdings, including, without limitation, estate, inheritance, capital gains and other similar taxes, and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the notes, the indenture or any other agreement relating to calculations to be performed with respect to the notes or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had the subject transaction not occurred.

Enforceability of Judgments

        A substantial portion of our assets is located outside the U.S. and, as described above under "Merger, Consolidation or Sale of Assets" we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S. (although we have no present intention of doing so), subject to the conditions described under such heading. Any judgment obtained in the U.S. against us or any successor person, including judgments with respect to payments on the notes, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.

SEC Reports

        At any time that Flex is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any debt securities (including any notes) issued under the base indenture are outstanding, Flex will furnish to the trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the filing with the SEC of such information, documents and reports under such provisions. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee at the time such documents are filed via such system, though the trustee shall have no obligation to determine whether such filings have been made.

Events of Default

        Each of the following is an "event of default" under the indenture with respect to a series of notes:

            (i)  default in the payment of any interest on notes of such series, or any additional amounts payable with respect thereto, when such interest becomes, or such additional amounts become, due and payable, and continuance of such default for a period of 30 days;

           (ii)  default in payment of principal or any premium with respect to notes of such series, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise;

          (iii)  default in the performance, or breach, of any covenant, warranty or agreement of Flex in the indenture with respect to such series of notes (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than such series of notes), and the continuance of such default or breach for a period of 90 days after delivery of written notice to Flex by the trustee or to Flex and the trustee by the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" under the indenture;

          (iv)  there occurs with respect to any issue or issues of indebtedness (including any guarantee and any other series of debt securities) of Flex or any significant subsidiary (as defined below) having an outstanding principal amount of $100,000,000 or more in the aggregate for all such issues of all such persons, whether such indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

           (v)  Flex or any of its significant subsidiaries shall fail within 60 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $150,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith; or

          (vi)  certain events of bankruptcy, insolvency or reorganization of Flex or any of its significant subsidiaries.

        The indenture provides that the trustee may withhold notice to the holders of notes of the applicable series of the occurrence of a default with respect to the notes of such series (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.

        The indenture provides that if an event of default with respect to the notes of the type described in clause (vi) with respect to Flex (but not any of its significant subsidiaries) shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any additional amounts payable in respect of the notes of each series then outstanding will become immediately due and payable. The indenture provides that if any other event of default with respect to a series of notes shall have occurred and be continuing, then, either the trustee or the holders of at least 25% in principal amount of the notes of the applicable series then outstanding may declare the principal amount of all the notes of the applicable series and any accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded by the holders of a majority in principal amount of such series of notes.

        The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of a series of notes unless such holders of the applicable series have offered the trustee security or indemnity satisfactory to the trustee. Subject to the foregoing, holders of a majority in aggregate principal amount of the debt securities then outstanding under the base indenture affected (including the affected notes of any series), voting together as a single class, shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the base indenture or exercising any trust or power conferred on the trustee with respect to such debt securities. The indenture requires the annual filing with the trustee of a certificate by Flex as to whether or not it is in default under the terms of the indenture. Flex is also required to deliver to the trustee, within five calendar days after becoming aware thereof, written notice of any event of default in respect of any series of notes or any event which after notice or lapse of time or both would constitute an event of default, its status and what actions Flex intends to take in connection therewith.

        Notwithstanding any other provision of the indenture, the right of any holder of any note to receive payment of the principal of and premium, if any, and interest, if any, on the notes on or after the respective due dates therefor (as provided for in the notes) and to bring suit for enforcement of any such payment, on or after such respective dates shall not be impaired without the consent of such holder.

Definitions

        The indenture includes the following defined terms:

        "attributable debt" means, as to any particular lease under which any person is at the time of determination liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, Assistant Treasurer and the Controller of Flex), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

        "capital stock" means (i) with respect to any person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such person.

        "change of control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Flex and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Flex or one of its subsidiaries;

          (2)   the adoption of a plan relating to Flex's liquidation or dissolution;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Flex or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Flex's voting stock (as defined below) or other voting stock into which Flex's voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

          (4)   Flex consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Flex, in any such event pursuant to a transaction in which any of the voting stock of Flex or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of voting stock of Flex outstanding immediately prior to such transaction directly or indirectly constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person (held in substantially the same proportions) immediately after giving effect to such transaction; or

          (5)   the first day on which a majority of the members of the board of directors of Flex are not continuing directors (as defined below).

        This "change of control" definition includes a disposition of all or substantially all of the property and assets of Flex and its subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of the notes may require Flex to make an offer to repurchase the notes as described above.

        "change of control repurchase event" means the occurrence of both a change of control and a ratings event.

        "consolidated net tangible assets" means the total of all assets reflected on the most recent consolidated balance sheet of Flex and its consolidated subsidiaries filed by Flex pursuant to "—SEC Reports," prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Flex and its consolidated subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, "current liabilities" include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Flex and its consolidated subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of consolidated net tangible assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination (which excluded amount includes, for the avoidance of doubt, the portion of such debt maturing during the last year thereof notwithstanding that such debt may then be characterized as short-term debt), all as reflected on such consolidated balance sheet of Flex and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles.

        "consolidated subsidiary" means, at any date, any subsidiary or other entity, the accounts of which would be consolidated with those of Flex in its consolidated financial statements if such statements were prepared as of such date.

        "continuing directors" means, as of any date of determination, any member of the board of directors of Flex who (1) was a member of such board of directors on the issue date; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

        "Credit Facilities" means the Revolving/Term Loan A Facility, and any amendment, extension, renewal, increase, decrease, substitution or replacement (other than the notes) of such facility or any such substitution or replacement.

        "currency agreement" means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement.

        "funded debt" means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

        "generally accepted accounting principles" or "U.S. GAAP" means generally accepted accounting principles which were in effect and adopted by Flex during its fiscal year ended March 31, 2019. At any time after the issue date, Flex may elect to apply International Financial Reporting Standards as issued by the International Account Standards Board ("IFRS") in lieu of U.S. GAAP and, upon any such election, references herein to U.S. GAAP or generally accepted accounting principles shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of U.S. GAAP for periods that include fiscal quarters ended prior to Flex's election to apply IFRS shall remain as previously calculated or determined in accordance with U.S. GAAP.

        "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "indebtedness" means (a) any liability of Flex or any of its subsidiaries (1) for borrowed money, or under any reimbursement obligation relating to a drawn upon letter of credit or bank guaranty, (2) evidenced by a bond, note, debenture or similar instrument (other than liabilities for the deferred purchase price of property evidenced by a bond, note, debenture or similar instrument to the extent (i) such liability has a regularly-scheduled maturity date that is less than one year, and (ii) solely for purposes of paragraph (iv) under "Events of Default" above, the non-payment of such liability is subject to a good faith dispute, including by virtue of a bona fide right of set-off), (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement (excluding any purchase price adjustments, earn-out or similar arrangements) made in connection with the acquisition of any businesses, properties or assets of any kind (other than payment obligations consisting of accounts payable for property or the deferred purchase price of property to the extent (i) such payment obligation has a regularly-scheduled maturity date that is less than one year, and (ii) solely for purposes of paragraph (iv) under "Events of Default" above, the non-payment of such payment obligation is subject to a good faith dispute, including by virtue of a bona fide right of set-off), (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Flex or any of its subsidiaries, as lessee, as a capitalized lease obligation, or (5) under currency agreements and interest rate agreements (but only the net liability thereunder, if any), to the extent not otherwise included in this definition (other than any currency agreements or interest rate agreements entered into in connection with a bona fide hedging operation that provides offsetting benefits to Flex or any of its subsidiaries); (b) any liability of others of a type described in the preceding clause (a) to the extent that Flex or any of its subsidiaries has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. "Indebtedness" shall not be construed to include (x) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), (y) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory, or (z) any liability arising from a permitted receivables transaction. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for any purpose hereunder.

        "interest rate agreement" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

        "investment grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Flex.

        "issue date" means the date of initial issuance of the existing notes (May 12, 2020).

        "lien" means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under U.S. GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a lien. Pursuant to the indenture, a contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.

        "Moody's" means Moody's Investors Service Inc. and any successor to its rating agency business.

        "permitted receivables transaction" means any transaction or series of transactions entered into by Flex or any of its restricted subsidiaries in order to monetize or otherwise finance receivables, leases, receivables assets or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, receivables sales agreement, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, receivables assets or other financial assets (whether now existing or arising in the future) of Flex or any of its restricted subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, receivables assets or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions or factoring transactions involving receivables, leases, receivables assets or other financial assets or other transactions evidenced by receivables purchase agreements, receivables sales agreement, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

        "person" means any individual, corporation, partnership, joint venture, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "rating agency" means (1) each of Moody's and S&P; and (2) if Moody's or S&P ceases to rate the notes of a series or fails to make a rating of the notes of a series publicly available for reasons outside of the control of Flex, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act, selected by Flex (as certified by a resolution of the board of directors of Flex) as a replacement agency for Moody's or S&P with respect to such series, as the case may be.

        "ratings event" means, with respect to a series of notes, that the notes of such series cease to be rated by both rating agencies as investment grade on any day within 60 days after the earlier of (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Flex to effect a change of control (which period shall be extended so long as the rating of such series of notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) (the "trigger period"). If either rating agency is not providing a rating of a series of notes on any day during the trigger period for any reason, the rating of such rating agency shall be deemed to have ceased to be rated investment grade with respect to such series of notes during the trigger period.

        "receivables assets" means accounts receivable, indebtedness and other obligations owed to or owned by Flex or any restricted subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any indebtedness or other obligation constituting an account, chattel paper, instrument or general intangible), together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a sale, factoring, financing or securitization transaction involving accounts receivable.

        "restricted subsidiary" means, at any time, each and every subsidiary at least 80% (by number of votes) of the voting equity of which is legally and beneficially owned by Flex or its wholly owned restricted subsidiaries at such time.

        "Revolving/Term Loan A Facility" means the Credit Agreement, dated as of June 30, 2017, by and among Flex and certain of its subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto, as amended from time to time.

        "S&P" means S&P Global Ratings, a division of S&P Global, Inc. and any successor to its rating agency business.

        "significant subsidiary" means any significant subsidiary as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC.

        "subsidiary of Flex" means any corporation, association or other business entity of which at the time of determination Flex or one or more Flex subsidiaries owns or controls more than 50% of the shares of voting equity.

        "surety obligations" means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Flex or any of its restricted subsidiaries and one or more surety providers, for the benefit of Flex's or any restricted subsidiary's suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

        "voting equity" means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "voting stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        "wholly owned restricted subsidiary" means, at any time, any restricted subsidiary, 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by Flex and/or any one or more of Flex's other wholly owned restricted subsidiaries at such time.

Discharge, Defeasance and Covenant Defeasance

        Upon the direction of Flex, the indenture shall cease to be of further effect as to a particular series of notes (subject to the survival of certain provisions thereof, including Flex's obligation to pay additional amounts and certain rights of the trustee) when (i) either (a) all of the outstanding notes of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the notes of such series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Flex has irrevocably deposited with the trustee, in trust, funds in U.S. dollars, in an amount sufficient to pay the entire indebtedness on the notes of such series in respect of principal (and premium, if any) and interest to the date of such deposit (if such notes have become due and payable) or to the maturity or redemption of the notes of such series, as the case may be, (ii) Flex has paid or deposited funds for the payment of all other sums payable under the indenture with respect to such series of notes and (iii) certain other conditions are met. Flex will remain obligated, following such deposit, to pay additional amounts to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as aforesaid.

        The indenture provides that Flex may elect either to defease and be discharged from (i) any and all obligations with respect to a series of notes (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such series of notes to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as provided below, the obligations to register the transfer or exchange of the applicable series of notes, to replace temporary or mutilated, destroyed, lost or stolen notes of such series, and to maintain an office or agency in respect of the notes of such series, and the obligation to pay the trustee's fees and expenses and indemnify the trustee) ("defeasance") or (ii) certain restrictive covenants, if any, in the indenture, and any omission to comply with such obligations shall not constitute a default or an event of default ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, in trust for such purpose, of an amount, in U.S. dollars, and/or government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the notes of the applicable series provide for the payment of additional amounts and (y) the amount of any such additional amounts is at the time of deposit reasonably determinable by Flex (in the exercise of its sole discretion), any such additional amounts with respect to) the notes of the applicable series, and any mandatory payments thereon, on the scheduled due dates therefor or, the applicable redemption date, as the case may be.

        Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Flex is a party or by which it is bound, (ii) no event of default or event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (iii) Flex has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the beneficial owners of the notes of the applicable series (including the existing 2026 notes and the existing 2030 notes) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Flex, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

        "government obligations" means securities which are (i) direct obligations of the U.S. where the payment or payments thereunder are supported by the full faith and credit of the U.S. or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S., and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.

Modifications and Waivers

        The indenture contains provisions permitting Flex and the trustee thereunder, with the consent of the holders of at least a majority in principal amount of the debt securities outstanding under the indenture affected (including the notes), voting together as a single class, to modify or amend any of the provisions of the indenture and the notes, provided that no such modification or amendment shall, without the consent of the holder of each outstanding note issued under the indenture so affected, among other things:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to the notes or reduce the principal amount thereof or any redemption premium thereon or any additional amounts with respect to a series of notes;

  •
  adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, any notes are payable;

  •
  affect the ranking, or with respect to collateral the priority or security, of a series of notes (other than as expressly permitted in the indenture), in a manner adverse to the holders of such notes;

  •
  impair the holder's right to institute suit to enforce the payment of such notes on or after the stated maturity thereof; or

  •
  reduce the aforesaid percentage in principal amount of such notes, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

        The indenture also contains provisions permitting Flex and the trustee, without the consent of the holders of the applicable series of notes (or any other debt security outstanding under the base indenture), to modify or amend the indenture in order, among other things:

  •
  to add to the covenants of Flex in the indenture for the benefit of the holders of a series of notes or to surrender any right or power conferred upon Flex by the indenture;

  •
  to add to the events of default or the covenants of Flex for the benefit of the holders of a series of notes;

  •
  to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable;

  •
  to secure or guarantee a series of notes;

  •
  to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of notes issued thereunder in any material respect; or

  •
  to conform any provision of the indenture to the "Description of Notes" section included in the prospectus supplement dated May 8, 2020 for the offering of the existing notes.

        The holders of a majority in aggregate principal amount of the debt securities outstanding under the base indenture affected (including the notes), voting together as a single class, may, on behalf of all holders of such debt securities, waive any past default with respect to all such notes (or other debt securities) and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any additional amounts with respect to any notes (or other series of debt securities) outstanding under the base indenture or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of such outstanding notes (or other debt securities).

Form, Denomination and Registration of Notes

        Each series of additional notes offered hereby will be issued in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, in the form of both global notes and certificated notes, as further provided below.

        The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before the selection of notes of such series pursuant to a notice of redemption or offer to purchase of notes of such series to be redeemed or purchased pursuant to an offer to purchase such notes, (ii) to register the transfer of or exchange any such note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of the note not being redeemed or purchased, or (iii) if a redemption or a purchase of any note pursuant to an offer to purchase the notes is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any such note on or after the regular record date and before the date of redemption or purchase.

        No service charge will be imposed in connection with any transfer or exchange of any note, but Flex may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

        A global note or global notes for each series of notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and such notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC's applicable procedures and the applicable procedures of its direct and indirect participants.

        Flex will apply to DTC for acceptance of the global notes in its book-entry settlement system. Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

        Payments of principal and interest under each global note will be made to DTC or its nominee as the registered owner of such global note. Flex expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. Flex also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Flex, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes

        Unless and until they are exchanged, in whole or in part, for notes in certificated form in accordance with the terms of such notes, the notes of either series may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        Flex will issue notes of the applicable series to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  Flex advises the trustee in writing that DTC has notified Flex that DTC is no longer willing or able to discharge its responsibilities properly with respect to the notes of such series or that DTC is no longer a registered clearing agency or in good standing under the Exchange Act, or any other applicable statute or regulation, and the trustee or Flex is unable to locate a qualified successor within 90 days;

  •
  an event of default has occurred and is continuing under the indenture with respect to such notes and a beneficial owner of such notes requests that its beneficial interest in a global note be exchanged for notes in physical, certificated form; or

  •
  Flex, at its option, elects to terminate the book-entry system through DTC with respect to such notes.

Same Day Settlement and Payment

        The indenture will require that payments in respect of the notes of either series represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to notes in certificated form, Flex will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified at least 15 days prior to the applicable date for such payment, by mailing a check to the applicable holder's registered address as set forth in the note register.

        The notes of a series represented by the global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Flex expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Regarding the Trustee

        U.S. Bank National Association is the trustee under the indenture and has also been appointed by Flex to act as registrar, transfer agent and paying agent for the notes. An affiliate of the trustee is an underwriter of this offering.

MATERIAL TAX CONSEQUENCES

        This summary is of a general nature and is included in this prospectus supplement solely for informational purposes. It is not intended to be, nor should it be construed as being, legal or tax advice. No representation regarding the consequences to any particular purchaser of the notes is made. Prospective purchasers should consult their own tax advisers regarding their particular circumstances and the effects of state, local or foreign, including Singapore, tax laws to which they may be subject.

Certain U.S. Federal Income Tax Considerations

        The following discussion is a general summary of certain United States federal income tax consequences of owning and disposing of the notes of any series that may be relevant to holders of the notes purchased in this offering at the issue price, which we assume will be the price indicated on the cover of this prospectus supplement. This discussion is not a complete analysis or description of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules, including, but not limited to: dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, banks, financial institutions, insurance companies, tax-exempt organizations, partnerships or other pass-through entities (or persons that hold the notes through partnerships or other pass-through entities), persons subject to alternative minimum tax, individual retirement and other deferred accounts, persons that own the notes as part of a straddle, conversion or other integrated transaction for tax purposes, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under section 451 of the United States Internal Revenue Code of 1986, as amended (the "Code"), persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, or U.S. expatriates.

        As used herein, the term "U.S. holder" means a beneficial owner of a note, who is, for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust, or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes (for purposes of this discussion, "U.S. holders"). As used herein, the term "Non-U.S. holder" is any beneficial owner that is not a U.S. holder. If an entity taxable as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner (or other owner) will depend on the status of the partner (or other owner) and the activities of the entity. Such partner (or other owner) is encouraged to consult its own tax advisors regarding the ownership and disposition of the notes.

        This discussion is directed solely at investors that hold their notes as capital assets and who acquire notes in this offering at the initial offering price. This discussion is based on the provisions of the Code, Treasury regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Any of the authorities on which this discussion is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this section. This discussion does not address the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. This section does not discuss any tax consequences arising under the U.S. federal estate and gift tax laws or the laws of any state, local or other taxing jurisdiction.

        THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Qualified Reopening

        Debt instruments issued as part of a "qualified reopening" of a previous issue of debt instruments are treated as part of the original issue and, consequently, are deemed to have the same issue date and the same issue price as the original debt instruments. It is expected that the additional 2026 notes and the additional 2030 notes offered hereby will meet the requirements for a "qualified reopening" of the existing 2026 notes and the existing 2030 notes, respectively, under applicable U.S. Treasury regulations. Accordingly, we expect that, and this discussion assumes that, for U.S. federal income tax purposes, the additional 2026 notes offered hereby and the additional 2030 notes offered hereby will have the same issue price and issue date as the existing 2026 notes and the existing 2030 notes, respectively, and that the additional notes of each series will not be considered to be issued with "original issue discount" for U.S. federal income tax purposes.

Pre-Acquisition Accrued Interest

        A portion of the price paid for the additional notes offered hereby will be allocable to interest that accrued prior to the date such notes are purchased ("pre-acquisition accrued interest"). To the extent that a portion of a U.S. holder's purchase price for the notes is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest may be treated as a nontaxable return of such pre-acquisition accrued interest to the U.S. holder and not as a payment of interest on the note. The remainder of this discussion assumes that the pre-acquisition accrued interest will be so treated, and all references to interest in the remainder of this discussion exclude references to pre-acquisition accrued interest.

U.S. Holders

  Taxation of Interest and Additional Amounts

        The gross amount of interest and any additional amounts paid on the notes generally will be includable in the gross income of a U.S. holder as ordinary interest income in accordance with its method of tax accounting. Interest and any additional amounts generally will constitute income from sources outside the United States. Subject to generally applicable limitations, a U.S. holder may elect to claim either a deduction or foreign tax credit in computing its U.S. federal income tax liability for withholding taxes, if any, withheld from interest paid with respect to the notes. Prospective purchasers should consult their tax advisers concerning the applicability of the foreign tax credit and source of income rules to income attributable to the notes.

        There are circumstances in which we might be permitted or required to accelerate payments on the notes, including pursuant to an offer to repurchase notes, and circumstances in which we might be required to pay amounts in excess of stated interest or principal on the notes, for instance, as described in "Description of Notes—Repurchase of Notes Upon a Change of Control Repurchase Event." We have taken and will continue to take the position that the possibility of such acceleration and additional payments will not cause the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. Our position is not binding on the Internal Revenue Service ("IRS"). The IRS may take a contrary position to this position and may treat the notes as contingent payment debt instruments under the applicable Treasury regulations, which could affect the timing and character of income, gain or loss from holding or disposing of the notes. If the IRS were to successfully assert a contrary position, a U.S. holder may be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments for U.S. federal income tax purposes. U.S. holders should consult their independent tax advisors concerning this position.

  Amortizable Bond Premium

        If a note is issued for an amount in excess of its principal amount (disregarding any pre-acquisition accrued interest), the U.S. holder may elect to treat the excess as amortizable bond premium. By making this election, the U.S. holder will reduce the amount required to be included in the U.S. holder's income each year with respect to interest on the note by the amount of amortizable bond premium allocable to that year, based on the yield to maturity of the note. If the U.S. holder makes an election to amortize bond premium, this election will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that the U.S. holder holds at the beginning of the first taxable year to which the election applies or that the U.S. holder thereafter acquires, and the U.S. holder may not revoke this election without the consent of the IRS.

  Sale, Exchange and Redemption of Notes

        Upon the sale, exchange, or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid stated interest, which will be taxable as interest income to the extent not previously included in income) and the U.S. holder's tax basis in the note. A U.S. holder's tax basis in a note will equal the amount it paid for the note, decreased by any bond premium previously amortized and decreased by any payment on the note other than payments of stated interest. Generally, such gain or loss will be treated as long-term capital gain or loss if the note has been held for more than one year at the time of the disposition of the note. Net long-term capital gains of non-corporate U.S. holders, including individuals, currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Medicare Contribution Tax

        Certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% tax on "net investment income" including, among other things, interest and net gain from disposition of property (other than property held in a trade or business). U.S. holders are encouraged to consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.

  Foreign Financial Asset Reporting

        Individuals may be required to report their holding of certain foreign financial assets, including debt of foreign entities and accounts maintained in a foreign financial institution, if the aggregate value of all of these assets exceeds U.S. $50,000 or other applicable thresholds. The notes are expected to constitute foreign financial assets subject to these requirements unless the notes are held in an account at a domestic financial institution. U.S. holders should consult their tax advisors regarding the application of this reporting requirement.

Non-U.S. Holders

        Non-U.S. holders will generally not be subject to U.S. federal income tax on payments of interest and additional amounts with respect to the notes, unless such interest and additional amounts are effectively connected to such non-U.S. holder's U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such non-U.S. holder) and certain other conditions are met. A Non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the sale, exchange or disposition of a note unless (i) the gain is effectively connected with its trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such non-U.S. holder), or (ii) if it is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or disposition and certain other conditions are met.

        If a Non-U.S. holder is described in clause (i) above, it generally will be subject to tax on the net gain derived from the sale, redemption or other taxable disposition of the notes at U.S. federal ordinary income tax rates. In addition, if a Non-U.S. holder is a foreign corporation, it may be subject to an incremental branch profits tax at a rate of 30% (or lesser rate under an applicable income tax treaty). A Non-U.S. holder that is an individual described in clause (ii) above will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the net U.S.-source gain derived from the sale, redemption or other taxable disposition.

Backup Withholding and Information Reporting

        Payments with respect to the notes (for example, principal, interest and proceeds from the sale of the notes) may be subject to information reporting to the IRS and U.S. backup withholding. Generally, information reporting and backup withholding will apply to payments on the notes to noncorporate beneficial owners of the notes made in the United States or through certain U.S. or U.S.-related intermediaries. Certain beneficial owners of notes (including corporations) are not subject to backup withholding, provided they establish an exemption. A U.S. holder will generally be subject to information reporting and backup withholding if it is not otherwise exempt and any of the following conditions exist: (1) such U.S. holder fails to furnish its taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number; (2) the IRS notifies the payor that such U.S. holder furnished an incorrect TIN; (3) the payor is notified by the IRS that such holder is subject to backup withholding because the U.S. holder has previously failed to properly report payments of interest or dividends; or (4) such holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding. Non-U.S. holders may be subject to information reporting and backup withholding unless they comply with applicable certification procedures to establish that they are not U.S. persons.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such U.S. holder's or non-U.S. holder's U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS. You should consult your own tax advisors regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption.

Singapore Tax Considerations

        The following summary addresses only the income tax laws of the Republic of Singapore in force and effect as of the date hereof and is intended as a general guide only. The statements below are general in nature and are based on certain aspects of current tax laws in Singapore in force as at the date of this prospectus supplement and are subject to any changes in such laws, or the interpretation of those laws, occurring after such date, which changes could be made on a retroactive basis. Neither these statements nor any other statements in this prospectus supplement are intended or are to be regarded as advice on the tax position of any holder of the notes or of any person acquiring, selling or otherwise dealing with the notes or on any tax implications arising from the acquisition, sale or other dealings in respect of the notes. The statements made herein do not purport to be a comprehensive or exhaustive description of all the tax considerations that may be relevant to a decision to subscribe for, purchase, own or dispose of the notes and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of the notes are advised to consult their own tax advisors as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of the notes, including, in particular, the effect of any foreign, state or local tax laws to which they are subject. It is emphasized that none of us, the joint book-running managers and any other persons involved with the offering of the notes accepts responsibility for any tax effects or liabilities resulting from the subscription for, purchase, holding or disposal of the notes.

Withholding Tax

        Subject to the provisions of any applicable tax treaty (there is currently no tax treaty between Singapore and the United States), non-resident taxpayers, namely individuals not residing in, or corporations not managed and controlled in Singapore, which derive income under Section 12(6) of the Income Tax Act, Chapter 134 of Singapore ("ITA") (which includes interest, commissions, fees or other payments in connection with any loan or indebtedness) ("interest") from Singapore, are subject to a withholding tax on that income at a rate of 15%, subject to some exceptions. Interest payments made by us under the notes will not be subject to withholding tax in Singapore if:

  •
  such payments are not borne, directly or indirectly, by a person who is a tax resident in Singapore (except in respect of any business carried on outside Singapore through a permanent establishment outside Singapore) or a permanent establishment in Singapore ("Singapore Person");

  •
  such payments are not deductible against any income accruing in or derived from Singapore; and

  •
  none of the proceeds of the notes are brought into or used in Singapore.

        We intend to make interest payments through our Bermuda branch. Accordingly, such interest payments under the notes will not be subject to withholding tax in Singapore, as long as such interest payments are not borne, directly or indirectly, by a Singapore Person and are not deductible against income derived from Singapore and the proceeds of the notes are not brought into or used in Singapore.

  Capital Gains

        Singapore does not impose tax on capital gains (i.e., gains which are considered to be capital in nature) but imposes tax on income. Hence, any gains considered to be in the nature of capital made from the sale or disposal of the notes will not be taxable in Singapore. However, any gains from such sale or disposal of the notes which are gains from any trade, business, profession or vocation carried on by that person, if accruing in or derived from Singapore, may be taxable as such gains are considered revenue in nature.

        In addition, holders of the notes who apply, or who are required to apply, the Singapore Financial Reporting Standard 39—Financial Instruments: Recognition and Measurement ("FRS 39"), Financial Reporting Standard 109—Financial Instruments ("FRS 109") or Singapore Financial Reporting Standard (International) 9 ("SFRS(I) 9") (as the case may be) for the purposes of Singapore income tax may be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as the case may be) (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of the notes is made. Please see the section below on "Adoption of FRS 39, FRS 109 or SFRS(I) 9 for Singapore Income Tax Purposes."

  Adoption of FRS 39, FRS 109 or SFRS(I) 9 for Singapore Income Tax Purposes

        Section 34A of the ITA provides for the tax treatment for financial instruments in accordance with FRS 39 (subject to certain exceptions and "opt-out" provisions) to taxpayers who are required to comply with FRS 39 for financial reporting purposes. The Inland Revenue Authority of Singapore ("IRAS") has also issued a circular entitled "Income Tax Implications Arising from the Adoption of FRS 39—Financial Instruments: Recognition & Measurement."

        FRS 109 or SFRS(I) 9 (as the case may be) is mandatorily effective for annual periods beginning on or after 1 January 2018, replacing FRS 39. Section 34AA of the ITA requires taxpayers who comply or who are required to comply with FRS 109 or SFRS(I) 9 for financial reporting purposes to calculate their profit, loss or expense for Singapore income tax purposes in respect of financial instruments in accordance with FRS 109 or SFRS(I) 9 (as the case may be), subject to certain exceptions. The IRAS has also issued a circular entitled "Income Tax: Income Tax Treatment Arising from Adoption of FRS 109—Financial Instruments."

        Holders of the notes who may be subject to the tax treatment under Sections 34A or 34AA of the ITA should consult their own accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding or disposal of the notes.

Bermuda Tax Considerations

        We intend to make interest payments through our Bermuda branch. There is no Bermuda income or profits tax, withholding tax, capital gains or other tax on any payment to be made by us on the notes.

        The notes will not be subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance by us pursuant to this offering.

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement, dated the date of this prospectus supplement between us and the underwriters named below, for whom BofA Securities, Inc., MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc. are acting as a representatives, we have agreed to sell to each of the underwriters, and each underwriter has agreed, severally and not jointly, to purchase from us, the principal amount of additional notes set forth opposite its name below.

Underwriters	Principal Amount of Additional 2026 Notes	Principal Amount of Additional 2030 Notes
BofA Securities, Inc.	$	$
MUFG Securities Americas Inc.
SMBC Nikko Securities America, Inc.
U.S. Bancorp Investments, Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Scotia Capital (USA) Inc.
UniCredit Capital Markets LLC
Academy Securities, Inc.
Banco Bradesco BBI S.A.
Deutsche Bank Securities Inc.
ICBC Standard Bank Plc
Loop Capital Markets LLC
Standard Chartered Bank
Wells Fargo Securities, LLC

Total	$	$

        The underwriters are offering the additional notes offered by this prospectus supplement subject to their acceptance of such additional notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the additional notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the additional notes offered by this prospectus supplement if any such notes are taken.

        The underwriters initially propose to offer the additional notes of each series offered hereby to the public at the respective public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters propose initially to offer the additional 2026 notes to certain dealers at a price that represents a concession not in excess of         % of the principal amount of the additional 2026 notes, and to offer the additional 2030 notes to certain dealers at a price that represents a concession not in excess of        % of the principal amount of the additional 2030 notes. The underwriters may allow, and any such dealer may reallow, a concession not in excess of        % of the principal amount of the additional 2026 notes, and a concession not in excess of        % of the principal amount of the additional 2030 notes to certain other dealers. After the initial offering of the additional notes, the underwriters may from time to time vary the offering prices and other selling terms of the applicable series of additional notes. The underwriters may offer and sell the additional notes through certain of their affiliates. The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of the additional notes:

Paid by us
Per Additional 2026 Note		%
Per Additional 2030 Note		%

Total	$

        Expenses associated with this offering to be paid by us, other than the underwriting discounts, are estimated to be approximately $             million. The underwriters have agreed to reimburse us for certain of our out-of-pocket expenses incurred in connection with this offering.

        We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

        The additional notes of each series offered hereby will be a further issuance of, and will form a single series with, the applicable series of existing notes. Neither series of existing notes is listed, and we do not intend to apply for either series of notes to be listed on any securities exchange or to arrange for either series of notes to be quoted on any quotation system. The underwriters have advised us that they currently intend to make a market in each series of additional notes offered hereby, and we have been advised by certain of the underwriters that they currently make a market in both series of existing notes, with which the additional notes of the applicable series offered hereby will form a single series; however, the underwriters are not obligated to do so, and any market-making with respect to either series of notes may be discontinued in their sole discretion at any time without notice. Accordingly, we cannot assure you that a liquid trading market for the notes of either series will exist or be maintained, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

        In connection with this offering of the additional notes offered hereby, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales of notes of a series in excess of the aggregate principal amount of notes of such series to be purchased by the underwriters in this offering, which creates a syndicate short position for the underwriters. Stabilizing transactions involve bids to purchase the notes of a given series in the open market for the purpose of pegging, fixing or maintaining the prices of such notes. Syndicate covering transactions involve purchases of notes of a given series in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the market price of the applicable series of notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

        From time to time in the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. For example, affiliates of certain of the underwriters are lenders or agents under certain of our term loans and our revolving credit facility and/or are purchasers in our asset-backed securitization programs. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

        As discussed under "Use of Proceeds" above, we intend to use the net proceeds from this offering for general corporate purposes, which may include prepaying all or a portion of the outstanding indebtedness under our term loan due June 30, 2022. Affiliates of BofA Securities, Inc., MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc., BNP

Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc., UniCredit Capital Markets LLC, ICBC Standard Bank Plc, Loop Capital Markets LLC and Wells Fargo Securities, LLC are lenders under our term loan due 2022 and could receive greater than 5% of the net proceeds from this offering in connection with any such prepayment, and such underwriters would therefore be deemed to have a conflict of interest under Financial Industry Regulatory Authority ("FINRA") Rule 5121. Consequently, this offering of additional notes must be conducted in compliance with the provisions of FINRA Rule 5121. Such underwriters or their affiliates will not be permitted to sell additional notes in this offering to accounts over which they exercise discretionary authority without the prior specific written approval of the account holders.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

        Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

        Bradesco Securities Inc. will act as agent of Banco Bradesco BBI S.A. for sales of the notes in the United States of America. Banco Bradesco BBI S.A. is not a broker-dealer registered with the SEC, and therefore may not make sales of any notes in the United States to U.S. persons. Banco Bradesco BBI S.A. and Bradesco Securities Inc. are affiliates of Banco Bradesco S.A.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or the United Kingdom (the "UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in

Regulation (EU) 2017/1129 (the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

        Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where any notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired any notes pursuant to an offer made under Section 275 of the SFA, except:

  (i)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

        Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

        Notification under Section 309B(1) of the SFA—The notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

        Neither this prospectus supplement nor the accompanying prospectus is intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has been or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to FinSA, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement or the accompanying prospectus. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

        In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

        The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus shall constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and the offering of the notes is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) ("Corporations Act")) has been or will be lodged with the Australian Securities and Investments Commission ("ASIC") or any other governmental agency, in relation to the offering. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

        The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

  (a)
  the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

  (b)
  the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

  (c)
  the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

  (d)
  the offer or invitation does not constitute an offer or invitation to a person in Australia who is a "retail client" as defined for the purposes of Section 761G of the Corporations Act; and

  (e)
  such action does not require any document to be lodged with ASIC or the ASX.

LEGAL MATTERS

        Certain legal matters with respect to the additional notes will be passed upon for us with respect to New York law by Venable LLP, New York, New York. Certain legal matters with respect to the additional notes will be passed upon for us with respect to Singapore law by Allen & Gledhill LLP. Certain legal matters with respect to the additional notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

        The consolidated financial statements as of March 31, 2020 and 2019, and for each of the three years in the period ended March 31, 2020, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 2020, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph related to the Company's change in method of accounting for leases in fiscal year 2020 due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases, and change in method of accounting for revenue from contracts with customers in fiscal year 2019 due to the adoption of Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended June 28, 2019 and June 26, 2020, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2020 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS

Flex Ltd.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

Ordinary Shares

Debt Securities

        We or certain selling securityholders may offer and sell from time to time, in one or more offerings, ordinary shares or debt securities or any combination thereof, in one or more series and in amounts, at prices and on terms that will be described in one or more supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our ordinary shares are quoted on The Nasdaq Global Select Market under the symbol "FLEX." The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 6 of this prospectus. We may include additional risk factors in a prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement and under similar headings in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2018.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The terms "Flex," "the Company," "we," "us," "our" and similar terms as used in this prospectus mean Flex Ltd. and its subsidiaries, unless otherwise indicated or the context otherwise requires. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we and/or any selling securityholders to be identified in supplements to this prospectus may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling securityholders may offer. Each time we and/or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, together with the additional information described under the heading "Where You Can Find More Information."

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any of the securities registered hereby may not be circulated or distributed, nor may any of the securities registered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA.

        Where any of the securities registered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities registered hereby pursuant to an offer made under Section 275 of the SFA except:

  (1)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (2)
  where no consideration is or will be given for the transfer;

  (3)
  where the transfer is by operation of law;

  (4)
  as specified in Section 276(7) of the SFA; or

  (5)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

 FLEX LTD.

        We are a globally-recognized provider of Sketch-to-Scaletm services — innovative design, engineering, manufacturing and supply chain services and solutions — from conceptual sketch to full-scale production. We design, build, ship and service complete packaged consumer and industrial products, from athletic shoes to electronics, for companies of all sizes in various industries and end-markets, through our activities in the following segments:

  •
  Communications & Enterprise Compute, which includes our telecom business of radio access base stations, remote radio heads and small cells for wireless infrastructure; our networking business, which includes optical, routing, broadcasting and switching products for the data and video networks; our server and storage platforms for both enterprise and cloud-based deployments; next generation storage and security appliance products; and rack level solutions, converged infrastructure and software-defined product solutions;

  •
  Consumer Technologies Group ("CTG"), which includes our consumer-related businesses in connected living, wearables, gaming, augmented and virtual reality, fashion and mobile devices; and including various supply chain solutions for notebook personal computers ("PC"), tablets and printers. In addition, CTG is expanding its business relationships to include supply chain optimization for non-electronics products such as footwear and clothing;

  •
  Industrial and Emerging Industries, which is comprised of energy and metering, semiconductor and capital equipment, office solutions, industrial, home and lifestyle, industrial automation and kiosks and lighting; and

  •
  High Reliability Solutions, which is comprised of our medical business, including consumer health, digital health, disposables, precision plastics, drug delivery, diagnostics, life sciences and imaging equipment; our automotive business, including vehicle electrification, connectivity, autonomous vehicles and clean technologies.

        Flex Ltd. was incorporated in the Republic of Singapore in May 1990. Our principal corporate office is located at 2 Changi South Lane, Singapore 486123. Our U.S. corporate headquarters is located at 6201 America Center Drive, San Jose, California 95002 U.S.A. Our telephone number is (65) 6876 9899. Our website address is www.flex.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement and should not be considered part of this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        Flex Ltd. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Flex Ltd.'s SEC filings are also available to the public on the SEC's website at http://www.sec.gov. Information about us, including Flex Ltd.'s SEC filings, is also available on our website address at www.flex.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement and should not be considered part of this prospectus or any accompanying prospectus supplement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. We incorporate by reference into this prospectus the documents listed below and their amendments (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:

  •
  our Annual Report for the fiscal year ended March 31, 2017 filed with the SEC on May 16, 2017 (our "2017 10-K");

  •
  those sections of the proxy statement delivered to shareholders in connection with our 2017 Annual General Meeting of Shareholders filed with the SEC on July 5, 2017 incorporated by reference into our 2017 10-K;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 filed with the SEC on August 1, 2017 (our "First Quarter 2018 10-Q");

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2017 filed with the SEC on October 30, 2017 (our "Second Quarter 2018 10-Q");

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2017 filed with the SEC on January 29, 2018 (our "Third Quarter 2018 10-Q");

  •
  our Current Reports on Form 8-K filed with the SEC on June 30, 2017, June 30, 2017, August 18, 2017, January 8, 2018 and January 25, 2018 (with respect to Item 2.05 only); and

  •
  the description of our ordinary shares contained in our Registration Statement on Form 8-A/A filed with the SEC on October 23, 2006, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Notwithstanding the foregoing, we are not incorporating into this prospectus any document or information deemed to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address described under "Where You Can Find More Information." Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents, unless an exhibit has been specifically incorporated by reference in this prospectus.

        You may request a copy of those documents, at no cost, by writing or telephoning us at:

Flex Ltd.
6201 America Center Drive
San Jose, California 95002 U.S.A.
Telephone: (408) 576-7985

 CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        Except for historical information, certain matters contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are, or may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "will," "may," "designed to," "believe," "should," "anticipate," "plan," "expect," "intend," "estimate" and similar expressions identify forward-looking statements, which speak only as of the date they were made. Because these forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include the risks identified in any accompanying prospectus supplement and those described in Item 1A, "Risk Factors" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2017 10-K, as updated by our First Quarter 2018 10-Q, Second Quarter 2018 10-Q and Third Quarter 2018 10-Q and by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for our forward-looking statements. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

        Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See "Where You Can Find More Information."

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

        We are incorporated in Singapore under the Companies Act, Chapter 50 of Singapore (the "Singapore Companies Act"). Some of our officers and directors reside outside the United States and a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or to enforce against us in United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Judgments of United States courts based upon the civil liability provisions of the federal securities laws of the United States are not directly enforceable in Singapore courts and there can be no assurance as to whether Singapore courts will enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States.

        There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law doctrine of obligation. In addition, Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under the civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. Such a determination has yet to be made by any Singapore court. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

 RISK FACTORS

        Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from, and discussed in Part I, "Item 1A. Risk Factors" in our 2017 10-K, as updated by our First Quarter 2018 10-Q, Second Quarter 2018 10-Q and Third Quarter 2018 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The applicable prospectus supplement for any securities we may offer and any applicable free writing prospectus may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. The risks described in our filings with the SEC, the applicable prospectus supplement or any applicable free writing prospectus are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be not material also may materially and adversely affect our business, financial condition and/or operating results.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement and/or free writing prospectus, we will use the net proceeds from the sale of our securities offered by this prospectus for general corporate and working capital purposes. Pending these uses, we may invest the net proceeds temporarily. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

        We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations, before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest and (d) distributed income of equity investees and (2) subtracting interest capitalized. For purposes of calculating the ratio of earnings to fixed charges, fixed charges is the sum of (x) interest expensed and capitalized, (y) amortized premiums, discounts and capitalized expenses related to indebtedness and (z) an estimate of interest within rental expense. Our ratio of earnings to fixed charges was as follows for the respective periods indicated:

Fiscal Year Ended March 31,
					Nine Months Ended December 31, 2017
2013	2014	2015	2016	2017
5.5x	5.7x	9.3x	5.4x	4.3x	6.4x

 DESCRIPTION OF ORDINARY SHARES

        The following description of our ordinary shares, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the ordinary shares that we may offer from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares that we and certain securityholders may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement. The following description of our ordinary shares and provisions of our Constitution are summaries and are qualified in its entirety by reference to applicable Singapore law and our Constitution, a copy of which has been filed as Exhibit 3.01 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 filed with the SEC on October 31, 2016. A copy of our Constitution is also available for inspection at our registered office in Singapore.

        References to "Flex," "we," "us" and "our" in this "Description of Ordinary Shares" are only to Flex Ltd. and not to any of its subsidiaries.

Ordinary Shares

        Our share capital consists of ordinary shares, with no par value per ordinary share. There is no authorized share capital under Singapore law. There is a provision in our Constitution to enable us to issue shares with preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise as our directors may determine, subject to the provisions of the Singapore Companies Act and every other act for the time being in force concerning companies and affecting our company (collectively, the "Statutes") and our Constitution and without prejudice to any special right previously conferred on the holders of any existing shares or class of shares. All ordinary shares presently issued are fully paid and existing shareholders are not subject to any calls on ordinary shares. All ordinary shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares.

New Shares

        Under applicable Singapore law and our Constitution, new shares may be issued only with the prior approval from our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier to occur of:

  •
  the conclusion of the next annual general meeting;

  •
  the expiration of the period within which the next annual general meeting is required by law to be held; or

  •
  the subsequent revocation or modification of approval by our shareholders acting at a duly convened meeting.

        Subject to this approval, the provisions of the Statutes and our Constitution, the directors may allot and issue new shares to such persons on such terms and conditions and with the rights and privileges annexed thereto as such general meeting resolving upon the creation thereof shall direct and if no direction be given as the directors shall determine.

Shareholders

        Only persons who are registered in our Register of Members are recognized under Singapore law as shareholders of our company with legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. We may close the Register of Members at any time and for one or more periods, but the register may not be closed for an aggregate of more than thirty days in any calendar year.

Transfer of Ordinary Shares

        Subject to applicable securities laws in relevant jurisdictions and our Constitution, our ordinary shares are freely transferable. The directors may in their absolute discretion decline to register any transfer of shares on which we have a lien and, in the case of shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve, provided, however, that as required by the Singapore Companies Act the directors shall, within 30 days beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal. Shares may be transferred by a duly signed instrument of transfer in the usual common form or in any other form which the directors may approve. The directors may decline to register any instrument of transfer unless, among other things, it is presented for registration together with a certificate of payment of stamp duty (if any), the share certificate(s) to which the transfer relates and such other evidence as they may reasonably require to show the right of the transferor to make the transfer. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Re-election of Directors

        Under article 94 of our Constitution, at each annual general meeting, one-third of the directors, or, if their number is not a multiple of three, then the number nearest to but not more than one-third of the directors, are required to retire from office by rotation. Under article 95 of our Constitution, the directors required to retire in each year are those who have been in office longest since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those required to retire are (unless they otherwise agree among themselves) determined by lot. Retiring directors are eligible for re-election. Under article 90 of our Constitution, any director holding office as a Chief Executive Officer (or an equivalent position) shall not, unless our board of directors determines otherwise, be subject to retirement by rotation or be taken into account in determining the number of directors to retire by rotation. Under article 100 of our Constitution, any director appointed by our board of directors either to fill a casual vacancy or as an additional director is eligible for re-election at the next annual general meeting, but shall not be taken into account in determining the number of directors required to retire by rotation at that annual general meeting.

Shareholders' Meetings

        We are required to hold an annual general meeting each year and not more than 15 months after the holding of the last preceding annual general meeting. Under our Constitution, any general meeting other than the annual general meeting is called an "extraordinary general meeting". The directors may convene an extraordinary general meeting whenever they think fit, and they must also do so upon the written request of shareholders representing not less than one-tenth of the paid-up shares as at the date of the deposit of the written request (disregarding paid-up shares held as treasury shares) carries the right of voting at general meetings. In addition, two or more shareholders holding not less than one-tenth of our total number of issued shares (excluding treasury shares) may call a meeting of our shareholders.

        Unless otherwise required by law or by our Constitution, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which at least fourteen days' written notice is given) and voting on such resolution in person or by proxy. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of a majority of not less than three-fourths of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which not less than 21 days' written notice specifying the intention to propose the resolution as a special resolution has been duly given) and voting on such resolution in person or by proxy, is necessary for certain matters under Singapore law, such as an alteration of our Constitution.

Voting Rights

        Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands. If voting is by a show of hands, every shareholder who is entitled to vote and who is present in person or by proxy or attorney or, in the case of a corporation, by a representative at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney or, in the case of a corporation, by a representative, has one vote for every share of which such shareholder holds or represents. A poll may be demanded by any of:

  •
  the chairman of the meeting;

  •
  not less than three shareholders who are entitled to vote at the meeting and who are present in person or by proxy or by attorney or in the case of a corporation by a representative;

  •
  any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than five (5) percent of the total voting rights of all shareholders entitled to vote at the meeting; or

  •
  any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and holding not less than five (5) percent of the total sum paid up on all the shares conferring the right to vote.

Dividends

        At a general meeting, our shareholders may declare dividends, but no dividend will be payable in excess of the amount recommended by the directors. The directors may also declare an interim dividend. No dividend may be paid except out of our profits. Except as otherwise may be provided in special rights as to dividends specified in the terms of issue of any shares (no such shares currently being in issue), all dividends are paid pro rata among the shareholders. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.

Bonus and Rights Issues

        In a general meeting, our shareholders may, upon the recommendation of the directors, by ordinary resolution:

  •
  issue bonus shares to the shareholders for which no consideration is payable to us, in proportion to their shareholdings; or

  •
  capitalize any reserves or profits as bonus shares to the shareholders in proportion to their shareholdings.

        The directors may also issue to shareholders rights to take up additional shares, in proportion to their shareholdings. These rights are subject to any conditions attached to the issue and the regulations of any stock exchange on which the ordinary shares are listed.

Takeovers

        The acquisition of our ordinary shares is regulated by the SFA and the Singapore Code on Take-overs and Mergers.

        Under the Singapore Code on Take-overs and Mergers, where:

  •
  any person acquires whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by parties acting in concert with such person) carry 30% or more of the voting rights of a company; or

  •
  any person who, together with parties acting in concert with such person, holds not less than 30% but not more than 50% of the voting rights and such person, or any party acting in concert with such person, acquires in any period of six months additional shares carrying more than 1% of the voting rights, such person is required to extend a mandatory take-over offer for the remaining voting shares of the company. The Securities Industry Council is empowered to waive compliance with this requirement. Subject to certain exceptions, a mandatory take-over offer made must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or any party acting in concert with such person for voting rights of the offeree company during the offer period and within six months prior to its commencement.

Liquidation or Other Return of Capital

        On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Indemnity

        As permitted by the laws of Singapore, our Constitution provides that, subject to the Statutes, our directors and officers will be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (including, without limitation, where he or she serves at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto. Except as permitted under the Singapore Companies Act, directors and officers may not be indemnified by our company against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to our company.

Limitations on Rights to Hold or Vote Ordinary Shares

        There are no limitations imposed by the laws of Singapore or by our Constitution on the right of non-resident shareholders to hold or vote ordinary shares.

Transfer Agent

        Our transfer agent is Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170.

 COMPARISON OF SHAREHOLDER RIGHTS

        We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of Singapore and Delaware. For purposes of this section, we have summarized the Singapore Companies Act as in effect as of the date hereof.

        This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our ordinary shares under applicable law in Singapore and our Constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

        References to "Flex," "we," "us" and "our" in this "Comparison of Shareholder Rights" are only to Flex Ltd. and not to any of its subsidiaries.

Delaware	Singapore—Flex Ltd.
Board of Directors

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation's certificate of incorporation.
The constitution of companies will typically state the minimum and maximum number of directors as well as provide that the number of directors may be increased or reduced by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such increase or reduction is within the maximum and minimum number of directors provided in our Constitution and the Singapore Companies Act, respectively. Our Constitution provides that the number of directors shall not be less than two nor, unless otherwise determined by our company in a general meeting, more than eleven. Under the Singapore Companies Act, the minimum number of directors shall be at least one director who is ordinarily resident in Singapore.

Delaware	Singapore—Flex Ltd.
Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director's loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation would also provide that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Under the Singapore Companies Act, any provision that purports to exempt a director or officer of a company or by which a company directly or indirectly provides an indemnity for a director or officer of the company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company continues to be void except that, in addition to purchasing and maintaining for any director and officer insurance against any liability attaching to such director or officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company, a company may indemnify such director or officer against any liability incurred by the director or officer to a person other than the company, except when the indemnity is against:

•

any liability of the director or officer to pay (i) a fine in criminal proceedings, or (ii) a penalty sum payable to a regulatory authority for noncompliance with any requirement of a regulatory nature; or

•

any liability incurred by the director or officer (i) in defending criminal proceedings in which he or she is convicted, (ii) in defending civil proceedings brought by the company or a related company (i.e. the holding company, subsidiary or subsidiary of a common holding company) in which judgment is given against such director or officer; or (iii) in connection with an application under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief.

Delaware	Singapore—Flex Ltd.
Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an "interested stockholder" for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person or group that owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

A Delaware corporation may elect to "opt out" of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote.	There are no comparable provisions in Singapore with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.
Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).
According to the Singapore Companies Act, directors of a Singapore public company may be removed before expiration of their term of office with or without cause by ordinary resolution (i.e., a resolution which is passed by a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director's successor has been appointed.

Delaware	Singapore—Flex Ltd.
Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.
The constitution of a Singapore public company typically provides that the directors have the power to appoint any person to be a director, either to fill a vacancy or as an addition to the existing directors, provided that the total number of directors will not at any time exceed the maximum number fixed in the constitution. Any newly elected director shall hold office until the next following annual general meeting, where such director will then be eligible for re-election. Our Constitution provides that the directors may appoint any person to be a director as an additional director or to fill a vacancy. Any person so appointed will only hold office until the next annual general meeting, and will then be eligible for re-election by ordinary resolution.
Amendment of Governing Documents

Amendment of Certification of Incorporation and Bylaws

Under the Delaware General Corporation Law, amendments to a corporation's certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.
Alteration to Constitution

Our Constitution may be altered by special resolution (i.e., a resolution passed by majority of not less than three-fourths of the shares entitled to vote, present in person or by proxy at a meeting). The board of directors has no right to amend the constitution.

Delaware	Singapore—Flex Ltd.
Meetings of Shareholders

Annual and Special Meetings

 Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors. Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.
Quorum Requirements

Under the Delaware General Corporation Law, a corporation's certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.
Annual General Meetings

 All companies are required to hold an annual general meeting once every calendar year. The first annual general meeting must be held within 18 months of the company's incorporation and subsequently, not more than 15 months may elapse between annual general meetings.
Extraordinary General Meetings

 Any general meeting other than the annual general meeting is called an "extraordinary general meeting". Two or more shareholders holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting.
Notwithstanding anything in the constitution, the directors are required to convene a general meeting if required to do so by requisition (i.e.,  written notice to directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the paid-up shares of the company carrying voting rights. Our Constitution provides that the directors may, whenever they think fit, convene an extraordinary general meeting.

 Quorum Requirements

Our Constitution provides that the quorum at any general meeting shall be holders holding in aggregate not less than 33 1/3% of the total number of issued and fully paid shares in the capital of our company for the time being, present in person or by proxy.

Delaware	Singapore—Flex Ltd.
Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:
As permitted by the laws of Singapore, our Constitution provides that, subject to the Statutes, our directors and officers will be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (including, without limitation, where he or she serves at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto. Except as permitted under the Singapore Companies Act, directors and officers may not be indemnified by our company against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to our company.

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acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

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in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

Delaware	Singapore—Flex Ltd.
To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys' fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.
Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation's assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an "interested stockholder" as defined in section 203 of the Delaware General Corporation Law. See "—Interested Shareholders" above.

The Singapore Companies Act mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

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notwithstanding anything in the company's constitution, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company's undertaking or property unless those proposals have been approved by shareholders in a general meeting;

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subject to the constitution of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

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notwithstanding anything in the company's constitution, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Shareholder Action Without a Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation's certificate of incorporation to prohibit such action.	There are no equivalent provisions in respect of public companies which are not listed in Singapore. As a result, shareholder action by written consent is not permitted.

Delaware	Singapore—Flex Ltd.
Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.
Standing

 Only registered shareholders of our company reflected in our shareholder register are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Holders of book-entry interests in our shares will be required to exchange their book-entry interests for certificated shares and to be registered as shareholders in our shareholder register in order to institute or enforce any legal proceedings or claims against us, our directors or our executive officers relating to shareholder rights. A holder of book-entry interests may become a registered shareholder of our company by exchanging its interest in our shares for certificated shares and being registered in our shareholder register.

 Derivative Actions

 The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of the company. Derivative actions are also allowed as a common law action.
Applications are generally made by shareholders of the company or individual directors, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares) in the appropriate circumstances.

It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action in the name and on behalf of the company or intervene in an action to which the company is a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the company. Prior to commencing a derivative action, the court will need to be satisfied that, the applicant has given 14 days' notice to the directors of the company of its intention to apply to the court for leave to bring an action or arbitration if the directors of the company do not bring, diligently prosecute or defend or discontinue the

Delaware	Singapore—Flex Ltd.
action or arbitration, the applicant is acting in good faith, and it appears to be prima facie in the interests of the company that the action or arbitration be brought, prosecuted, defended or discontinued.

 Class Actions

The concept of class action suits, which allows individual shareholders to bring an action seeking to represent the class or classes of shareholders, does not exist in Singapore. However, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as "lead plaintiffs."
Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

The Singapore Companies Act provides that no dividends can be paid to shareholders except out of profits.

The Singapore Companies Act does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.
Our Constitution provides that no dividend shall be payable except out of the profits of our company, or in excess of the amount recommended by our directors.

 Acquisition of a Company's Own Shares

The Singapore Companies Act generally prohibits a company from acquiring its own shares subject to certain exceptions. Any contract or transaction by which a company acquires or transfers its own shares in contravention of the said prohibition is void. However, provided that it is expressly permitted to do so by its constitution and subject to the special conditions of each permitted acquisition contained in the Singapore Companies Act, a company may:

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make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

Delaware	Singapore—Flex Ltd.

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make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting; and

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make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution, provided that the total number of ordinary shares that may be acquired by a company in a relevant period may not exceed 20% of the total number of ordinary shares in that class as of the date of the resolution to acquire the shares, whichever is higher. Where, however, a company has reduced its share capital by a special resolution or a Singapore court made an order to such effect, the total number of ordinary shares in any class shall be taken to be the total number of ordinary shares in that class as altered by the special resolution or the order of the court. Payment must be made out of the company's distributable profits or capital, provided that the company is solvent.
A company may also purchase its own shares by an order of a Singapore court.
Our Constitution provides that subject to the Singapore Companies Act, our company may purchase or otherwise acquire its issued shares on such terms and in such manner as our company may from time to time think fit. If required by the Singapore Companies Act, any share that is so purchased or acquired by our company shall, unless held in treasury in accordance with the Singapore Companies Act, be deemed to be cancelled immediately on purchase or acquisition by our company.

Delaware	Singapore—Flex Ltd.
Redemption of preference shares

A company may redeem redeemable preference shares, provided that preference shares shall not be redeemed out of capital unless all the directors make a solvency statement in relation to such redemption in accordance with the Singapore Companies Act. In addition, certain filings are also required to be made to the Registrar of Companies in connection with such redemption of redeemable preference shares.
Financial Assistance for the Acquisition of Shares

 A public company may not give financial assistance to any person whether directly or indirectly for the purpose of:

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the acquisition or proposed acquisition of shares in the company or units of such shares; or

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the acquisition or proposed acquisition of shares in its holding company or ultimate holding company or units of such shares,

subject to certain exceptions.
Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise. However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company or ultimate holding company if (i) the giving of the financial assistance does not materially prejudice the interests of the company or its shareholders or the company's ability to pay its creditors, and the board of directors approves the giving of the financial assistance in accordance with the provisions of the Singapore Companies Act; or (ii) it complies with the requirements (including but not limited to approval of the shareholders by special resolution) set out in the Singapore Companies Act. Our Constitution provides that, except as is otherwise expressly permitted by the Singapore Companies Act, our company shall not give any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in our company or our holding company.

Delaware	Singapore—Flex Ltd.
Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been "fair" as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.
Under the Singapore Companies Act, directors and chief executive officer are not prohibited from dealing with the company, but where they have an interest in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director and chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon practicable after the relevant facts have come to such director's or chief executive officer's knowledge, declare the nature of such director's or chief executive officer's interest at a board of directors' meeting or by sending a written notice to the company containing details on the nature, character and extent of his interest in the transaction or proposed transaction with the company.

There is however no requirement for disclosure where the interest of the director or chief executive officer consists only of being a member or creditor of a corporation which is interested in the transaction or proposed transaction with the company if the interest may properly be regarded as immaterial. Where the transaction or proposed transaction relates to any loan to the company, a director or chief executive officer shall not be deemed to be interested in the transaction or proposed transaction by reason only that the director or chief executive officer, as applicable, has guaranteed the repayment of such loan, unless the constitution provides otherwise.
Every director and chief executive officer who holds any office or possesses any property which directly or indirectly might create duty or interests in conflict with their duties or interests as director or chief executive officer, as applicable, is required to declare at a meeting of directors the fact and the nature, character and extent of the conflict or send a written notice to the company setting out the fact and the nature, character and extent of the conflict.

Delaware	Singapore—Flex Ltd.
The Singapore Companies Act extends the scope of this statutory duty of a director and chief executive officer to disclose any interests by pronouncing that an interest of a member of a director's or chief executive officer's family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer, as applicable.
Further, where the transaction or proposed transaction is to be made with or for the benefit of a related company, a director or chief executive officer shall not be deemed to be interested in the transaction or proposed transaction by reason only that such director or chief executive officer, as applicable, is also a director or chief executive officer, as applicable, of that company, unless the constitution provides otherwise.

Subject to specified exceptions, the Singapore Companies Act prohibits a Singapore company from making a loan or quasi-loan to its directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan or quasi-loan. Companies are also prohibited from making loans to its directors' spouse or children (whether adopted or natural or step-children), or giving a guarantee or security in connection with such a loan or entering into a credit transaction by the company as creditor for the benefit of any director or director of a related corporation.
Dissenters' Rights

Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	There are no equivalent provisions in Singapore under the Singapore Companies Act.

Delaware	Singapore—Flex Ltd.
Cumulative Voting

Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has the number of votes equal to the number of shares held by such stockholder times the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.	There is no equivalent provision in respect of companies incorporated in Singapore.
Anti-Takeover Measures

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.
In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or "poison pill," which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.
The constitution of a Singapore public company typically provides that the company may allot and issue new shares of a different class with preferential, deferred, qualified or other special rights as its board of directors may determine with the prior approval of the company's shareholders in a general meeting. Our Constitution provides that, subject to the Singapore Companies Act and our Constitution, no shares may be issued by our directors without the prior approval of our company in a general meeting but subject thereto and to the provisions of our Constitution, our directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions and for such consideration (if any) and at such time as our company in a general meeting may approve.
Singapore law does not generally prohibit a corporation from adopting "poison pill" arrangements which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

However, under the Singapore Code on Take-overs and Mergers, if, in the course of an offer, or even before the date of the announcement of the offer, the board of the offeree company has reason to believe that a bona fide offer is imminent, the board must not, except pursuant to a contract entered into earlier, take any action, without the approval of shareholders at a general meeting, on the affairs of the offeree company that could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits. Such actions include but are not limited to the issue of shares.
See "Description of Ordinary Shares—Takeovers" in this prospectus for a description of the Singapore Code on Take-overs and Mergers.

 DESCRIPTION OF DEBT SECURITIES

        Flex Ltd. may issue debt securities at any time and from time to time, in one or more series, under an indenture between Flex Ltd. and U.S. Bank National Association, as trustee. Any debt securities that Flex Ltd. may issue may be senior or subordinated debt of Flex Ltd. and may be convertible into and/or exchangeable for ordinary shares or may be non-convertible. We will describe the specific terms of each series of debt securities we offer in a supplement to this prospectus. If any specific terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture or any applicable supplemental indenture by the Trust Indenture Act of 1939, as amended. You should read the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in the debt securities.

 PLAN OF DISTRIBUTION

        We and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

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  to or through underwriters or dealers;

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  in short or long transactions;

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  directly to a limited number of purchasers or to a single purchaser;

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  through agents; or

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  through a combination of any of these methods of sale.

        The prospectus supplement will state the terms of the offering of the securities, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of such securities and the proceeds to be received by us, if any;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

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  negotiated transactions;

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  at a fixed public offering price or prices, which may be changed;

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  "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

        We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Underwriters and agents may be entitled under agreements entered into with us and/or the selling securityholders, if applicable, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and its affiliates in the ordinary course of business.

        Each series of securities issued pursuant to this prospectus other than our ordinary shares, which are listed on The Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

SELLING SECURITYHOLDERS

        Information about selling securityholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

        Certain legal matters relating to the issuance and sale of the securities with respect to Singapore law will be passed upon for us by Allen & Gledhill LLP. Certain legal matters relating to the issuance and sale of the securities with respect to U.S. law will be passed upon for us by Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York. Certain legal matters with respect to the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements as of March 31, 2017 and 2016, and for each of the three years in the period ended March 31, 2017, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 2017, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended June 30, 2017 and July 1, 2016, September 29, 2017 and September 30, 2016 and December 31, 2017 and December 31, 2016, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company's Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2017, September 29, 2017 and December 31, 2017 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

$

Flex Ltd.

$            3.750% Notes due 2026
$            4.875% Notes due 2030

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	MUFG	SMBC Nikko	US Bancorp

BNP PARIBAS	Citigroup	HSBC	J.P. Morgan

Mizuho Securities	Scotiabank	UniCredit Capital Markets

Co-Managers

Academy Securities	Bradesco BBI	Deutsche Bank Securities	ICBC Standard Bank

Loop Capital Markets	Standard Chartered Bank	Wells Fargo Securities

                    , 2020